(PAGE NUMBERS REFER TO PAPER DOCUMENT ONLY)

EXHIBIT 10.46

CPI CORP.

RETIREMENT PLAN

(As amended and restated effective January 1, 2010)

TABLE OF CONTENTS

ARTICLEPAGE

I	NAME, PURPOSE AND DEFINITIONS	1

II	SERVICE	8

III	PLAN PARTICIPATION	10

IV	CONTRIBUTIONS AND FUNDING	11

V	RETIREMENT BENEFITS	12

VI	FORM AND PAYMENT OF BENEFITS	15

VII	DEATH BENEFITS	21

VIII	SEVERANCE BENEFITS	23

IX	LIMITATIONS ON BENEFITS	24

X	RESTRICTIONS ON BENEFITS	30

XI	SPENDTHRIFT TRUST AND QUALIFIED DOMESTIC RELATIONS ORDERS	33

XII	ADMINISTRATION	36

XIII	THE TRUSTEE	38

XIV	INVESTMENTS	42

XV	GENERAL PROVISIONS REGARDING FIDUCIARIES	44

XVI	AMENDMENT AND TERMINATION	45

XVII	MERGER, DISSOLUTION AND ADOPTION	47

XVIII	MISCELLANEOUS PROVISIONS	48

XIX	TOP-HEAVY PROVISIONS	49

XX	MINIMUM DISTRIBUTION REQUIREMENTS	51

CPI CORP.

RETIREMENT PLAN

(As amended and restated effective January 1, 2010)

    Effective as of January 1, 1967, the predecessor of CPI Corp. established a Retirement Plan (“Plan”) for its eligible employees.  The Plan was thereafter adopted by CPI Corp., a Delaware corporation (“Company”), and was amended and restated as of January 1, 1976, as of January 1, 1980 and as of January 1, 1985.  Effective as of May 30, 1980, the Company established a separate trust to hold Plan assets previously held in group insurance contracts.  The Plan and the trust were amended and restated in a single document effective as of January 1, 1987.

    In 2002 the Plan and Trust was again amended and restated, generally effective as of January 1, 1997, to bring the Plan and Trust into compliance with all applicable requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998 and the Community Renewal Act of 2000.

    Since 2002 the Plan has been amended from time to time in good faith compliance with subsequent changes in the laws and regulations and to make certain changes in Plan design and operation.  In 2004 the Plan was frozen with respect to all but certain older long service Participants and in 2009 the Plan was frozen with respect to all Participants.

    Effective April 2, 2007, the Company appointed the Charles Schwab Trust Company as Trustee of the Plan and entered into a separate Directed Employee Benefit Trust Agreement with the Charles Schwab Trust Company.  The Charles Schwab Trust Company subsequently merged into and became a division of Charles Schwab Bank.

    Effective as of January 1, 2010, the Company hereby amends and restates the Plan in its entirety to incorporate all prior amendments and to comply with all applicable requirements of the Internal Revenue Code adopted through 2009, including EGTRRA, the Pension Protection Act of 2006, the Heroes Earnings Assistance and Relief Tax Act of 2008 and the Worker, Retiree and Employer Recovery Act of 2008.

ARTICLE I

NAME, PURPOSE AND DEFINITIONS

Section 1.1.                      Name.  This Plan shall be known as the “CPI Corp. Retirement Plan.”

Section 1.2.                      Purpose.  The Company has established this Plan and the Trust to encourage its Employees to continue in its employ, to induce desirable persons to enter its employ in the future, and to provide its eligible Employees with retirement benefits.  The Plan is intended to meet the requirements of the Internal Revenue Code of 1986 and the Employee Retirement Income Security Act of 1974 (as both may be amended from time to time), and to comply fully with the requirements of these laws in effect.

Section 1.3.                      Definitions.  Whenever used herein, the following words and phrases shall have the meanings ascribed to them in this Section, unless otherwise specifically defined or unless the context clearly otherwise requires:

(a)
Accrued Benefit:  At any given date, the monthly retirement benefit, expressed in the normal form and payable commencing at Normal Retirement Date, accrued by a Participant in accordance with Section 5.1 as of such date.

(b)
Active Participant:  Any Employee of the Company who has satisfied the eligibility requirements of the Plan.  An Employee shall cease to be an Active Participant in the Plan if he ceases to be an Employee of the Company or if he becomes covered by a collective bargaining agreement to which the Company is a party or by which it is bound and with respect to which retirement benefits were the subject of good faith bargaining.

(c)
Actuarial Equivalent:  A lump sum payment, series of payments, or form of annuity which has the same present value as the normal form of Plan benefit.  Except as otherwise provided in Section 6.5 and Section 9.1, present values, for the purpose of determining Actuarial Equivalents, shall be determined by discounting all future payments for interest and mortality only, using the following assumptions:

(i)	Interest Rate: 7.5%.

(ii)	Mortality Table: 1971 Group Annuity Mortality Table for males projected by Scale E to 1976, with a 1-year age setback.

In no event shall the Actuarial Equivalent of a Participant's total Accrued Benefit be less than the Actuarial Equivalent of his Accrued Benefit as of August 1, 1983, determined using the following assumptions:

(i)	Interest Rate: 8% for single sum payments only (6% for annuities).

(ii)	Mortality Table: 1971 Group Annuity Mortality Table for males projected by Scale E to 1976, with a 6-year age setback for females.

(d)
Affiliate:  Any corporation which, together with CPI Corp., is a member of a controlled group of corporations, as defined in Section 414(b) of the Code; any trade or business (whether or not incorporated) which, together with CPI Corp., is a member of a group of trades or businesses under common control, as defined in Section 414(c) of the Code; any corporation, partnership or other organization which, together with CPI Corp., is a member of an affiliated service group, as defined in Section 414(m) of the Code; and any other corporation, partnership or other organization required to be aggregated with CPI Corp. pursuant to Regulations under Section 414(o) of the Code.

(e)	Beneficiary: The person or persons who, by the terms of this Plan and Trust, may become entitled to a benefit from the Plan in case of the death of a Participant.

(f)	Code: The Internal Revenue Code of 1986, as amended from time to time.

(g)
Company:  CPI Corp., together with any Affiliate of, or successor to CPI Corp. (or any Affiliate thereof), which shall adopt and assume the obligations of this Plan and Trust.  However, if another Company has adopted the Plan and Trust, the term “Company,” for purposes of the provisions of this Plan relating to its management and administration, shall refer only to CPI Corp.

(h)
Compensation:  All of the Compensation paid to an Employee by the Employer that is required to be reported as wages on the Employee's Form W-2 for income tax purposes for the calendar year ending with or within the Plan Year. Compensation shall also include amounts contributed by the Employer on behalf of the Employee pursuant to a salary reduction agreement to a cash or deferred arrangement under Section 401(k) of the Code, a simplified employee pension under Section 408(k)(6) of the Code, a tax sheltered annuity under Section 403(b) of the Code, a cafeteria plan under Section 125 of the Code and/or a qualified transportation fringe under Section 132(f)(4) of the Code.  The Compensation of any Participant taken into account under the Plan for any Plan Year shall not exceed $200,000 (as indexed for cost of living adjustments provided for under Section 401(a)(17) of the Code) (the “Annual Maximum”).

(i)
Effective Date:  The Effective Date of this amended and restated Plan is January 1, 2010; however, certain provisions of the Plan shall be effective as of such other dates as are specified in other Sections of the Plan.  The provisions of this Plan shall only apply to an Employee who terminates employment on or after the Effective Date.  Except as otherwise expressly provided herein, the rights and benefits, if any, of a former Employee shall be determined under the provisions of the Prior Plan in effect on the date his employment terminated.

(j)
Employee:  Any person employed by the Employer.  In addition, a person (a “Leased Employee”) who is not an Employee under the preceding sentence but who provides services to the Employer, shall, except to the extent otherwise provided in the Regulations, be considered an Employee with respect to such services if:  (i) The services are provided pursuant to an agreement between the Employer and any other person or entity (the “Leasing Organization”); (ii) such Leased Employee has performed services for the Employer (or for the Employer and related persons as defined in Section 144(a)(3) of the Code) on a substantially full-time basis for a period of at least 1 year; and (iii) such services are performed under the primary direction and control of the Employer.  However, a Leased Employee shall not be considered an Employee if:  (i) He is covered by a money purchase pension plan maintained by the Leasing Organization which has a nonintegrated employer contribution rate of at least 10% of compensation (including amounts contributed on behalf of the Leased Employee pursuant to a salary reduction agreement to one or more plans under Section 132(f)(4), Section 401(k), Section 408(k)(6), Section 403(b) and/or Section 125 of the Code), full and immediate vesting, and each employee of the Leasing Organization immediately participates in such plan (except those who perform substantially all of their service for the Leasing Organization and those whose compensation from the Leasing Organization for each year during the 4-year period ending with the Plan Year is less than $1,000); and (ii) Leased Employees do not constitute more than 20% of the Employer's nonhighly compensated work force, as defined in Section 414(n)(5)(C)(ii) of the Code.

(k)	Employer: CPI Corp. and any Affiliates of it.

(l)	ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time.

(m)
Former Participant:  A person whose employment with the Company has terminated or who has become covered by a collective bargaining agreement to which the Company is a party or by which it is bound and with respect to which retirement benefits were the subject of good faith bargaining, but whose Accrued Benefit has not been fully distributed and/or forfeited.

(n)	Highly Compensated Employee: Any Employee who performed services for the Employer during the Plan Year and:

(i)	Was at any time during such Plan Year or the preceding Plan Year a 5% owner (within the meaning of Section 416(i)(1) of the Code) of the Company or any Affiliate; or

(ii)	for the preceding Plan Year received Compensation from the Employer in excess of $80,000 (as indexed for cost of living adjustments provided for under Section 415(d) of the Code).

If any Plan Year has fewer than 12 months, the dollar amount in subparagraph (ii) above shall be the amount shown in such subparagraph multiplied by a fraction, the numerator of which is the number of months in such Plan Year and the denominator of which is 12.  For purposes of this paragraph (n), Compensation shall mean Compensation as defined in paragraph (c) of Section 9.1.  The determination of who is a Highly Compensated Employee shall be made in accordance with Section 414(q) of the Code and the Regulations thereunder.

(o)	Key Employee: Any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was:

(i)	An officer of the Employer having Compensation from the Employer for such Plan Year in excess of $130,000 (as adjusted under Section 416(i)(1) of the code for Plan Years beginning after 2002);

(ii)	a 5% owner of the Company or any Affiliate; or

(iii)	a 1% owner of the Company or any Affiliate having annual Compensation from the Employer in excess of $150,000.

For purposes of subparagraph (i) above, no more than 50 Employees (or, if lesser, the greater of 3 or 10% of the Employees) shall be treated as officers.  The Beneficiary of a Key Employee is also a Key Employee.  The determination of who is a Key Employee shall be made in accordance with Section 416(i)(1) of the Code and the Regulations thereunder.

(p)	Monthly Plan Compensation:

(i)           Effective for Plan Years commencing prior to 1989, the average monthly Compensation (limited as described in subparagraph (iii)) of a Participant over the Participant's total number of calendar years of participation in the Plan from and after January 1, 1975.

(ii)           Effective for Plan Years commencing after 1988 and before 1998, for Participants who have 1 Hour of Service on or after January 1, 1989, the average monthly Compensation (limited as described in subparagraph (iii)) of a Participant over the Participant's total number of calendar years of participation in the Plan from and after January 1, 1985.

(iii)           For purposes of determining a Participant's Monthly Plan Compensation for years prior to 1998:  (A) Compensation shall be reduced by all of the following items (even if includible in gross income): reimbursements or other expense allowances, fringe benefits, moving expenses and welfare benefits; and (B) a Participant's Compensation in excess of $50,000 in any year shall not be included; provided, however, that for the 1995, 1996 and 1997 Plan Years, the $50,000 dollar limit shall be adjusted each year to reflect increases in the Consumer Price Index.

(iv)           Effective for Plan Years commencing after 1997 and before 2001, for Participants who have 1 Hour of Service on or after January 1, 1998, the average monthly Compensation (limited as described in subparagraph (vi)) of a Participant over the Participant's total number of calendar years of participation in the Plan from and after January 1, 1995.

(v)           Effective for Plan Years commencing after 2000, for Participants who have 1 Hour of Service on or after January 1, 2001, the average monthly Compensation (limited as described in subparagraph (vi)) of a Participant over the Participant's total number of calendar years of participation in the Plan from and after January 1, 1998.

(vi)           For purposes of determining a Participant's Monthly Plan Compensation for years after 1997:  (A) Compensation shall be reduced by all of the following items (even if includible in gross income): reimbursements or other expense allowances, fringe benefits, moving expenses and welfare benefits; and (B) a Participant's Compensation in excess of $100,000 in any year shall not be included.

(vii)           Effective for Participants who have at least 1 Hour of Service on or after June 6, 2002, for purposes of determining Monthly Plan Compensation a Participant’s Compensation for 2002 and subsequent years shall not be limited as described in subparagraph (vi) above but shall be limited only by the Annual Maximum for such year.

(q)	Non-key Employee: Any Employee or Beneficiary who is not a Key Employee.

(r)	Normal Retirement Date:

(i)
With respect to Employees who became Active Participants in the Plan on or before January 1, 1996, the first day of the month coincident with or next following the date on which the Participant attains 65 years of age.

(ii)
With respect to Employees who became Active Participants in the Plan after January 1, 1996, the first day of the month coincident with or next following the later of (A) the date on which the Participant attains 65 years of age or (B) the date which is the 5th anniversary of the date on which the Participant first became an Active Participant in the Plan.

(s)	Participant: Any Active Participant or any Former Participant who has an Accrued Benefit in the Plan.

(t)
Pension Commencement Date:  The first day of the first period for which retirement benefit payments are payable to any Participant, whether or not a payment is actually made on such date.  Such date shall be the first day of the month coinciding with or next following the Participant's Retirement Date, or, in the case of a deferred retirement benefit, a date not earlier than the first day of the month following the Company's receipt of his election to retire on or after the date he is eligible for an early retirement benefit or his Normal Retirement Date.

(u)	Plan: This agreement, together with any and all amendments or supplements hereto.

(v)	Plan Year: The 12-consecutive month period commencing on January 1 of each year and ending on December 31 of the same year.

(w)	Prior Plan: The Plan and Trust as maintained by the Company and in effect immediately prior to the Effective Date, and any predecessors to such Prior Plan.

(x)	Regulations: The Internal Revenue Service Regulations, as amended from time to time.

(y)	Retirement Date: The date upon which a Participant actually retires in accordance with the provisions of Article V.

(z)
Trust:  The Trust established to hold the assets of the Plan, as amended by the Directed Employee Benefit Trust Agreement with The Charles Schwab Trust Company, as it may be amended from time to time, and any successor Trust.  The terms of said Trust Agreement and any successor Trust Agreement are incorporated in the Plan by this reference.

(aa)	Trustee: The Charles Schwab Trust Company, a division of Charles Schwab Bank, and its successor or successors as Trustee under the Trust.

Section 1.4.                      Other Definitions.  In addition to the above definitions, certain words and phrases used in the Plan are defined in other portions of the Plan.

ARTICLE II

SERVICE

Section 2.1.                      Hour of Service.  Subject to the provisions of Section 2.2, the term “Hour of Service” means, with respect to any Employee:

(a)	Each hour for which an Employee is directly or indirectly paid or entitled to payment by the Employer for the performance of duties for the Employer during the applicable computation period;

(b)
each hour for which an Employee is directly or indirectly paid or entitled to payment by the Employer for reasons (such as vacation, sickness, disability, layoff, jury duty, military duty or leave of absence) other than for the performance of duties (up to a maximum of 501 hours for any single continuous period during which the Employee performs no duties);

(c)	each hour for which back pay, irrespective of mitigation of damage, has been either awarded or agreed to by the Employer;

(d)	each hour for which the Employee must be credited for qualified military service (as defined in Section 414(u) of the Code).

The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under paragraph (c).  With respect to Hours of Service, the rules of paragraphs (b) and (c) of Section 2530.200b-2 of the Department of Labor Regulations are incorporated in this Section 2.1 by this reference.

Section 2.2.                      1 Year Break in Service.  The term “1 Year Break in Service” means, with respect to any Employee, any 12-consecutive-month period, commencing on an anniversary of the date on which he first completed an Hour of Service, during which such Employee completes 500 or fewer Hours of Service.  Solely for the purpose of determining whether an Employee has incurred a 1 Year Break in Service, Hours of Service shall include, to the extent not included under Section 2.1, the hours described below that the Employee is:

(a)	Absent from active employment with the Employer by reason of jury duty or by reason of service in the Armed Forces of the United States of America;

(b)	on any other unpaid Employer-approved absence granted under rules uniformly applied by it; or

(c)	absent from active employment for any period:

(i)	By reason of the pregnancy of the Employee;

(ii)	by reason of the birth of a child of the Employee;

(iii)	by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee; or

(iv)	for purposes of caring for such child for a period beginning immediately following such birth or placement.

The number of Hours of Service to be credited under paragraphs (a), (b) or (c) above shall be the number of Hours of Service that would otherwise have been credited to the Employee but for such absence, or, in any case where the Employer is unable to determine such number of Hours of Service, 8 Hours of Service per normal workday of absence.  The same hours shall not be credited as Hours of Service under more than 1 of such  paragraphs.  The Hours of Service credited under paragraph (c) shall be credited to the Plan Year in which the absence begins if necessary to prevent a 1 Year Break in Service in that Plan Year, otherwise to the following Plan Year.  No credit for Hours of Service will be given under paragraph (c) unless the Company receives such timely information as it may reasonably require to establish that the absence is for reasons described in paragraph (c) and the number of days for which there was such an absence.

Section 2.3.                      Year of Service.  The term “Year of Service” means, with respect to any Employee, any 12-consecutive-month period, commencing on the date he first completes an Hour of Service or any anniversary thereof, during which such Employee completes at least 1,000 Hours of Service with the Employer, subject to the following:

(a)
Non-hourly Employees:  Each Employee who is not compensated on an hourly basis shall be credited with 190 Hours of Service for each month for which the Employee would be credited with at least 1 Hour of Service.

(b)
Nonvested Participants:  If an Employee or Participant does not have a nonforfeitable right to any portion of his Accrued Benefit derived from Company contributions, and if the number of his consecutive 1 Year Breaks in Service equals or exceeds the greater of 5 or the aggregate number of his Years of Service, his Years of Service prior to such break shall be disregarded, and he shall be considered as a new Employee for all purposes of the Plan.  In computing Years of Service prior to such break, Years of Service which could have been disregarded under the provisions of this paragraph (b) by reason of any prior breaks shall be disregarded.

Section 2.4.                      Disregard of Service Due to Distribution.  If, upon termination of employment, any portion of the present value of the nonforfeitable portion of a Participant's Accrued Benefit is distributed to him pursuant to the provisions of this Plan (including those requiring Participant and spousal consent for certain distributions), service with respect to which such Accrued Benefit was attributable shall be disregarded for purposes of determining such Participant's Accrued Benefit thereafter; provided, however, such service shall not thereafter be disregarded in determining such Participant's Accrued Benefit if (a) the distribution was less than the present value of the Participant's Accrued Benefit, (b) the Participant resumes employment covered under the Plan, and (c) the Participant repays the full amount distributed, together with interest compounded annually at the rate determined for purposes of Section 411(c)(2)(C) of the Code, prior to the earlier of (i) the date which is 5 years after his date of his reemployment by the Employer, or the date he incurs 5 consecutive 1 Year Breaks in Service following the date of distribution.  If any service is disregarded pursuant to the provisions of this Section 2.4, any Accrued Benefit attributable to such service shall not reduce any benefit otherwise payable under the Plan.

Section 2.5.                      Military Service.  If an Employee's employment with the Employer is interrupted by qualified military service (as defined in Section 414(u)(5) of the Code), the period of his qualified military service shall be considered as service for the Employer for all Plan purposes if the individual returns to the employ of the Employer within the time period during which his reemployment rights are protected by law.  In determining his Years of Service such Employee shall be credited with the same number of Hours of Service per month during his period of military service as he customarily performed prior to such period.  Such Employee shall also be deemed to have earned Compensation for such period in such amount as he reasonably could be expected to have earned based on his work history before and after his period of military service.  Effective January 1, 2007, in accordance with the provisions of Section 401(a)(37) of the Code, if a Participant dies while performing qualified military service, the Plan shall treat such Participant as having resumed employment and then terminated employment on account of death, such that the Participant’s surviving spouse, if any, shall be entitled to a survivor annuity under the provisions of Section 7.1 or 7.2.  The provisions of this Section 2.5 shall be applied in accordance with Section 414(u) of the Code and other applicable federal law and regulations.

Section 2.6.                      Service with Fox Photo, Inc. As a result of the sale by the Company of a controlling interest in its Fox Photo, Inc. subsidiary to an unrelated third party on October 4, 1996, Fox Photo, Inc. ceased to be an Affiliate of CPI Corp. and an Employer as such terms are defined in the Plan, and Employees of Fox Photo, Inc. ceased to be Active Participants in the Plan.  Nevertheless, a Participant’s continuous period of service with Fox Photo, Inc. after October 4, 1996 shall be counted as service for the Employer under Section 2.1 and Section 2.3 for the sole purpose of determining the Participant’s nonforfeitable interest in his Accrued Benefit under Section 8.1.  Once the Participant’s employment with Fox Photo, Inc. terminates, any subsequent service with Fox Photo, Inc. resulting from reemployment shall not be considered as service for the Employer under this Plan.

ARTICLE III

PLAN PARTICIPATION

Section 3.1.                      Commencement of Participation.  Each former Employee who retired or terminated employment while covered under the Prior Plan shall continue to be entitled to the same benefits under this Plan to which he was entitled under the Prior Plan, and such benefits shall continue to be governed by the provisions of the Prior Plan, as amended.  Each Employee who was a Participant in the Prior Plan on the Effective Date shall continue to participate in this Plan as of the Effective Date.  No Employee who is not already a Participant shall become an Active Participant in the Plan after January 1, 2004.

Section 3.2.                      No Guaranty and Facts Regarding Eligibility.  Participation in the Plan shall not constitute a guaranty or contract of employment with the Company.  With respect to the facts determining the eligibility or noneligibility of any Employee to participate, the Trustee shall be fully protected in relying on information furnished by the Company and shall not be required to make any further inquiry of fact.

ARTICLE IV

CONTRIBUTIONS AND FUNDING

Section 4.1.                      Contributions and Forfeitures.  All contributions to provide the benefits under the Plan shall be made by the Company.  The Company shall pay over to the Trustee such amounts as may be agreed upon from time to time by the Company, upon and with the advice of an actuary, and in accordance with the provisions of Section 412, Section 430 and Section 436 of the Code.  All forfeitures arising under the Plan shall be applied to reduce the Company's contributions.

Section 4.2.                      When Contribution is Due.  The contribution to this Plan and Trust by the Company for any Plan Year shall be made in one or more installments, as required by Section 412(m) of the Code and the Regulations thereunder.  Any contribution for a Plan Year made after the end of such Plan Year shall be paid over not later than the time prescribed by law for filing the federal income tax return of the Company for such Plan Year (including extensions thereof).

Section 4.3.                      Exclusive Benefit.  All contributions shall be made to the Trust for the exclusive benefit of Participants and their Beneficiaries, if any, for the purpose of distributing the principal and income of the Trust fund to them in accordance with the provisions of the Plan, and it shall be impossible at any time prior to the satisfaction of all fixed and contingent obligations of the Plan to Participants and Beneficiaries for any part of the Trust fund to be used or diverted to purposes other than for such exclusive benefit, except that payment of taxes and administration expenses may be made from the Trust as provided in Article XIII.

Section 4.4.                      No Reversion.  The entire amount of all monies so paid or made available by the Company to the Trustee under the preceding Sections of this Article IV shall  constitute an irrevocable contribution by the Company to this Trust, and the Company shall have no further rights or claims to said funds other than such amounts as remain in the Trust upon its termination because of erroneous actuarial computations after the satisfaction of all fixed and contingent obligations to Participants and Beneficiaries.  A balance due to erroneous actuarial computations shall mean any surplus arising because actual requirements differ from the expected requirements based on previous actuarial valuations of liabilities or determinations of costs of providing pension benefits under the Plan in accordance with reasonable assumptions as to mortality, interest, etc., and correct procedures relating to the method of funding, all as made by the Company upon and with the advice of an actuary.  Notwithstanding the foregoing:

(a)	Any contribution made by the Company by a mistake of fact shall be returned to the Company, upon its request, within 1 year after such contribution was made; and

(b)
each contribution of the Company shall be conditioned upon its deductibility under Section 404 of the Code, and if a deduction is disallowed with respect to any contribution, it shall be returned to the Company, upon its request, within 1 year after the disallowance of the deduction.

Section 4.5.                      Acceptance by Trustee.  The Trustee may accept any amount paid to the Trustee by the Company without any responsibility or necessity on the part of the Trustee to check or otherwise determine if the amount so paid was properly authorized and paid in accordance with the provisions hereof.

Section 4.6.                      No Contributions by Participants.  Participants shall not be required or permitted to make contributions to the Trust.

ARTICLE V

RETIREMENT BENEFITS

Section 5.1.                      Normal Retirement Pension.  Each Participant shall have the right, at his option, to retire at any time from and after his Normal Retirement Date.  Until such retirement or other termination of employment thereafter, his full participation as an Active Participant in the Plan shall continue.  Upon such retirement he shall be entitled to receive a monthly retirement benefit (his “Normal Retirement Pension”) in the amount of 1% of his Monthly Plan Compensation multiplied by his Years of Service.  Notwithstanding the foregoing provisions of this Section 5.1, no Employee or former Employee who was an active participant in the Prior Plan on December 31, 1979 shall receive a benefit which is less than his Accrued Benefit as of December 31, 1979, determined in accordance with the provisions of the Prior Plan in effect on such date.

In addition, each Employee or former Employee who was an active participant in the Prior Plan on December 31, 1979, and whose Normal Retirement Date occurs on or after January 1, 1980, and prior to January 1, 1990, shall receive a benefit equal to the greater of (a) his Normal Retirement Pension determined under the preceding paragraph or (b) the benefit to which he would be entitled determined in accordance with the provisions of Section 5.1 of the Prior Plan in effect on December 31, 1979; provided, however, that to satisfy the requirements of the proposed Regulations promulgated under Section 401(l) of the Code effective for Plan Years after 1988, for all Plan Years beginning on or after January 1, 1989, in lieu of the formula in said Section 5.1 of the Prior Plan, such benefit shall be determined based on the following equivalent benefit formula:  (.65% x FAP-5 ≤ $800 + 1.2% x FAP-5 > $800) x Years of Service (not more than 25), where FAP-5 means such Participant's average monthly wage or salary (exclusive of bonuses, commissions, all forms of Deferred Compensation, and salary in excess of $4,167 per month) over the 5-consecutive calendar years in the last 10 years preceding his Normal Retirement Date or earlier termination of employment which produce the highest average.

Notwithstanding the foregoing provisions of this Section 5.1, the Accrued Benefit of each Participant who is not a Grandfathered Participant (as defined herein) shall be frozen as of March 31, 2004.  The Normal Retirement Pension of each such Participant shall be determined based on the Participant’s Monthly Plan Compensation and Years of Service earned through March 31, 2004.

A Participant who is an Active Participant in the Plan on March 31, 2004 shall be a Grandfathered Participant if the Participant has both attained age 50 and completed 10 Years of Service as of March 31, 2004, provided, however, that any Participant who is a Regional Vice-President in the Company’s Portrait Studio Division or who is party to an employment agreement with the Company that provides the Participant with supplemental retirement benefits outside this Plan shall not qualify as a Grandfathered Participant.  Each Grandfathered Participant shall continue to accrue benefits under the Plan after March 31, 2004 until February 20, 2009 at which time the Accrued Benefit of each Grandfathered Participant shall be frozen.  The Normal Retirement Pension of each Grandfathered Participant shall be determined based on the Participant’s Monthly Plan Compensation and Years of Service earned through February 20, 2009.

Section 5.2.                      Early Retirement Pension.  A Participant who has attained age 55 and completed 15 Years of Service shall have the right to retire on any date thereafter prior to his Normal Retirement Date and shall thereupon be entitled to receive a monthly early retirement benefit determined in the same manner as the Normal Retirement Pension described in Section 5.1. Such benefit shall commence on or after his Retirement Date and on the first day of the month coincident with or next following his election of an early retirement pension, but no later than the Participant's Normal Retirement Date.  If payment of an early retirement pension begins on the Participant's Normal Retirement Date, the amount of the benefit shall be his Accrued Benefit as of his early Retirement Date.  If payment of such benefit begins before his Normal Retirement Date, the amount shall be the Participant's Accrued Benefit as of his early Retirement Date, reduced by 1/180th for each of the first 60 months by which payment precedes his Normal Retirement Date, and by 1/360th for each additional month by which payment precedes his Normal Retirement Date.

Section 5.3.                      Suspension of Benefits During Reemployment.  If a Participant receiving or entitled to receive benefits under the Plan is reemployed by the Company, any benefit payments then being made to him shall be suspended during his period of reemployment.  When the Participant subsequently retires, the amount of his monthly benefit shall be redetermined as the sum of (a) the monthly benefit he received at the time payment was suspended, actuarially increased to reflect the period during which payment was suspended, and (b) any additional benefits accrued during the period of reemployment.  Payment shall resume no later than the first day of the third calendar month after the calendar month in which the Participant again retires, and the initial payment shall include the payment scheduled to occur in the month when payment resumes and any amounts withheld during the period between the cessation of employment and the resumption of payment.  If a Participant is reemployed by the Company after his Normal Retirement Date, payment of his benefits may be suspended pursuant to this Section 5.3 only for any calendar month in which he completes at least 40 Hours of Service and only in compliance with the notification and suspension requirements of Section 5.5.  Effective January 1, 1991, benefit payments shall only be suspended pursuant to this Section 5.3 if the Participant is reemployed and earns more than 1,000 Hours of Service in any Plan Year.

Section 5.4.                      Employment after Normal Retirement Date.  A Participant may remain an Employee after his Normal Retirement Date.  At the Participant's actual Retirement Date his monthly amount of benefit shall be the then Actuarial Equivalent of the Normal Retirement Pension computed under Section 5.1 to which he would have been entitled at his Normal Retirement Date.

Section 5.5.                      Compliance.  The provisions of Section 5.3 and Section 5.4 shall be construed and applied in a manner consistent with Section 203(a)(3)(B) of ERISA and the regulations thereunder.  After the Participant has attained his Normal Retirement Date, no payment shall be suspended by the Plan pursuant to Section 5.3 unless the following requirements are satisfied:

(a)
Notification:  The Company shall notify the Participant that his benefits are suspended by personal delivery or first-class mail during the first calendar month or payroll period in which the Plan withholds payment.  Such notification shall contain a description of the specific reasons why benefit payments are being suspended, an explanation of the Plan provisions relating to the suspension of payments, a copy of Section 5.3, Section 5.4 and this Section 5.5 of the Plan, and a statement to the effect that applicable Department of Labor Regulations may be found in Section 2530.203-3 of the Code of Federal Regulations.  The notice shall also inform the Participant of the procedures for affording a review of the suspension in accordance with the claims procedures of Section 12.9 and Section 12.10 of the Plan.

(b)
Amount Suspended:  In the case of benefits payable periodically on a monthly basis for as long as a life (or lives) continues, such as a straight-life annuity or a Joint and Survivor Annuity, the amount suspended shall be the monthly benefit payment.  In the case of a benefit payable in a form other than the form described in the preceding sentence, the amount suspended each month shall be equal to the lesser of:

(i)
The amount which would have been payable to the Participant if he had been receiving monthly benefits under the Plan since his Retirement Date based on a single-life annuity commencing at his Retirement Date; or

(ii)
the actual amount paid or scheduled to be paid to the Participant for such month.  Payments which are scheduled to be paid less frequently than monthly may be converted to monthly payments for purposes of the preceding sentence.

ARTICLE VI

FORM AND PAYMENT OF BENEFITS

Section 6.1.                      Normal Form.  Except as hereinafter provided, the normal form of payment of benefits provided for in Article V shall be payments in equal monthly installments commencing upon a Participant's Pension Commencement Date and ending with the monthly payment coinciding with or next preceding his death.

Section 6.2.                      Surviving Spouse Annuity.  Notwithstanding the provisions of Section 6.1 and except as provided in Section 6.5, if a married Participant retires in accordance with the provisions of Article V, then, unless he has otherwise elected in the 180-day period ending on his Pension Commencement Date, in lieu of the normal form and amount of pension benefit provided by the Plan, his benefit shall be paid in the form of an annuity for the life of the Participant with a survivor annuity for the life of his spouse payable under the 50% Contingent Annuitant Option  described in Section 6.3 and which is the Actuarial Equivalent of the normal form and amount of pension benefit provided by the Plan (a “Joint and Survivor Annuity”).

Section 6.3.                      Optional Forms of Payment.  Except as otherwise provided in this Section 6.3 and subject to the provisions of paragraph (d) of Section 16.1, a Participant may, prior to his Pension Commencement Date, elect to convert the pension described in Section 6.1 or Section 6.2 otherwise payable to him into any one of the optional forms of benefit described in this Section 6.3. Any amount determined under the available optional forms shall be the Actuarial Equivalent of the normal form of payment.  Any such election shall not be effective unless made in writing and in compliance with the requirements of Section 6.4.

(a)	Contingent Annuitant Option:

(i)
In lieu of receiving his retirement benefit under the normal form, a Participant may elect to convert his normal form of benefit to a contingent annuitant option which provides for an actuarially adjusted retirement benefit payable to the retired Participant during his lifetime and for the continuation of benefit payments in a percentage (100%, 75% (a “Qualified Optional Survivor Annuity”), 66-2/3% or 50%) of the Participant's reduced pension benefit to his previously designated (at the date the option was elected) contingent annuitant, if living, after the retired Participant's death.

(ii)
If the contingent annuitant is the spouse of the retired Participant, the benefit payable under this option is payable without restriction.  If, however, the contingent annuitant is any person other than the spouse of the retired Participant, the benefit payable under this option shall be limited to the extent that the present value of the payments to be made to the Participant during his lifetime shall be more than 50% of the present value of the total payments to be made to the Participant and contingent annuitant under this option.

(iii)
Monthly benefit payments to the contingent annuitant shall commence on the first day of the month next following the month in which the death of the Participant occurs, provided the contingent annuitant is then living, and monthly benefit payments shall terminate with the last monthly payment due immediately preceding the death of the contingent annuitant.

(iv)
If the death of the contingent annuitant occurs before the Participant's Pension Commencement Date, any election of this option shall be deemed null and void and the normal form of retirement benefit shall again become operative as though the contingent annuitant option had not been elected, subject to the Participant's right to make another election or to name another contingent annuitant prior to his Pension Commencement Date.  If the contingent annuitant predeceases the retired Participant after payment commences, retirement benefit payments shall terminate with the monthly payment due immediately preceding the Participant's death.

(b)	Option for Life Annuity with Guaranteed Number of Monthly Payments:

(i)
In lieu of receiving his retirement benefit under the normal form, a Participant may elect to convert his normal form of benefit to an option which provides for an actuarially adjusted retirement benefit payable to the Participant during his further lifetime with a guaranty that not less than a guaranteed number of monthly retirement benefit payments (60 or 120), as specified at the date of election of the option, shall be paid.

(ii)
If the death of the Participant occurs on or after his Pension Commencement Date but before the guaranteed number of monthly payments has been made, the remainder of such guaranteed number of monthly payments shall be paid as they become due to the Beneficiary designated by the Participant.

(iii)
In the event of the death of the Beneficiary after the Participant's death but before such guaranteed number of monthly payments has been made, the remainder of such guaranteed number of monthly payments shall be commuted into one sum and paid to such Beneficiary's executors or administrators.  If there is no Beneficiary living at the death of the Participant, the remainder of the guaranteed number of monthly payments shall be commuted into one sum and paid to the Participant's executors or administrators.

(c)
Designation of Beneficiary or Contingent Annuitant:  Each Participant electing an optional form of payment under this Section 6.3 shall designate in writing to the Company the name or names of the Contingent Annuitant or Beneficiary or Beneficiaries entitled to receive the remainder of any benefits which may be payable under the optional form in the event of his death.  Any such designation may be changed or revoked by a Participant at any time prior to his Pension Commencement Date by appropriate instrument in writing signed by such Participant and delivered to the Company.  Any designation made by a married Participant of a Contingent Annuitant or Beneficiary other than his spouse shall be subject to the spousal consent requirements of Section 6.4.

Section 6.4.                      Election and Spousal Consent.  Any election made by a Participant pursuant to this Article VI shall be made in writing in the 180-day period ending on his Pension Commencement Date and shall clearly indicate that he is electing to receive his benefits under the Plan in a form other than a life annuity or Joint and Survivor Annuity, whichever is applicable.  An election may be revoked during the 180-day election period, and, if such an election is so revoked, another may be made during such period.  No less than 30 days and no more than 180 days prior to the Pension Commencement Date the Company shall provide the Participant with a written explanation of:  (a) The material features and relative values of the life annuity, Joint and Survivor Annuity, Qualified Optional Survivor Annuity and the other optional forms of benefit available under the Plan; (b) the Participant's right to make and the effect of an election to waive such annuities; (c) the rights of the Participant's spouse; and (d) the right to make, and the effect of, a revocation of a previous election to waive such annuities.  A Participant may elect (with spousal consent, if applicable) to waive the 30-day notice requirement provided that the notice clearly informs the Participant that he has a right to a period of at least 30 days to consider the decision and the Participant affirmatively elects a distribution.  Any election of a Participant to waive the Joint and Survivor Annuity shall not take effect unless:  (a) The election either designates a form of payment which may not be changed without the spouse's further consent, or expressly permits changes by the Participant without the spouse's further consent; (b) the spouse of the Participant consents in writing to such election; (c) the spouse's consent acknowledges the effect of such election; (d) if the election permits the Participant to change the election without the spouse's further consent, the consent acknowledges that the spouse has the right to limit consent to a specific form of payment and voluntarily consents to relinquish that right; and (e) such consent is witnessed by a Plan representative or a notary public. However, the spouse's consent shall not be required if it is established to the satisfaction of a Plan representative that such consent may not be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as the Regulations may prescribe.

Section 6.5.                      Lump Sum Payment and Direct Rollover Options.  Notwithstanding any other provision of this Article VI, if the actuarial present value of a Participant's vested Accrued Benefit does not exceed $1,000, the Company shall direct the Trustee to distribute such benefit in a lump sum payment, and, if the present value of a Participant's vested Accrued Benefit exceeds $1,000, but does not exceed $10,000, the Participant may elect, in accordance with the provisions of Section 6.4 and Section 6.7, to receive a distribution of such benefit in a lump sum payment.  If the actuarial present value of a Participant's vested Accrued Benefit exceeds $200, but does not exceed $10,000, and to the extent distribution is not required under Section 6.9, Section 6.10 and Article XX of the Plan, a Participant who is otherwise entitled under this Section 6.5 to have his benefit distributed in a lump sum payment may elect, in lieu thereof, to have a portion or all of such distribution paid in the form of a direct rollover to another Eligible Retirement Plan (as defined below) designated by the Participant in accordance with the provisions of Section 402 of the Code and Section 401(a)(31) of the Code.  An Eligible Retirement Plan shall mean an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code.  For distributions made after 2001, the definition of Eligible Retirement Plan shall also include an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.  Effective January 1, 2008, a direct rollover also may be made to a Roth IRA described in Section 408A of the Code, subject to the conditions of Section 408A(e) of the Code.

For purposes of this Section 6.5, the actuarial present value of a Participant's Accrued Benefit shall be computed using the Applicable Mortality Table and the Applicable Interest Rate, as defined below, but shall not be less than the minimum benefit determined under paragraph (c) below.

(a)
Applicable Mortality Table:  For distributions commencing prior to 2008, the mortality table prescribed by the Commissioner of Internal Revenue in accordance with the requirements of Section 417(e)(3) of the Code as amended by the Retirement Protection Act of 1994, based on the most recent prevailing commissioner’s standard table (as defined in Section 807(d)(5)(A) of the Code) used to determine reserves for group annuity contracts. For distributions commencing on or after January 1, 2008, the “applicable mortality table” as defined in Section 417(e)(3)(B) of the Code as amended by the Pension Protection Act of 2006 as published by the Secretary of the Treasury for each year.

(b)
Applicable Interest Rate:  For distributions commencing prior to 2008, the annual rate of interest on 30-year Treasury securities as published by the Commissioner of Internal Revenue for the third full calendar month preceding the first day of the Plan Year in which the distribution occurs. For distributions commencing on or after January 1, 2008, the “applicable interest rate” as defined in Section 417(e)(3)(C) of the Code as amended by the Pension Protection Act of 2006 for the third full calendar month preceding the first day of the Plan Year in which the distribution occurs.  The applicable interest rate as so defined means the adjusted first, second and third segment rates determined under Section 430(h)(2)(C) of the Code, with the adjustments prescribed in Section 417(e)(3)(D) of the Code, as published by the Secretary of the Treasury.

(c)
Minimum Benefit:  In no event shall the actuarial present value of a Participant’s Accrued Benefit determined under this Section 6.5 be less than the present value of the Participant’s Accrued Benefit as of May 31, 1995 calculated using the mortality table and interest rate specified in paragraph (c) of Section 1.3 of the Plan as in effect on such date.

For purposes of this Section 6.5, if the present value of a Participant's vested Accrued Benefit is zero, the Participant shall be deemed to have received a distribution of such vested Accrued Benefit and the nonvested portion shall be treated as a forfeiture.  If an Employee is deemed to have received a distribution pursuant to this Section 6.5, and the Employee resumes employment with the Employer before the date he incurs 5 consecutive 1 Year Breaks in Service, upon reemployment his Accrued Benefit shall be restored to the amount of such Accrued Benefit on the date of the deemed distribution.

Section 6.6.                      Payment.  The Company shall determine the amount of pension benefit payable to any Participant in accordance with any written request filed by the Participant specifying the time and payment form permitted under this Article VI by which he desires distribution, and, subject to the requirements of Section 6.7, shall direct the Trustee to commence such distribution.  The benefit payable may be provided by means of an annuity contract acquired by the Trustee from a legal reserve life insurance company designated by the Company and containing such terms and provisions consistent with the applicable pension involved as the Company shall determine.  The Company may, at any time, direct the Trustee to assign over and deliver such contract (which shall thereafter be nonassignable) to such Participant or his Beneficiary.

Section 6.7.  Commencement of Benefits.  Notwithstanding any other provision of the Plan, if the present value of a Participant’s Accrued Benefit exceeds $1,000 (or for distributions made before March 28, 2005, exceeds $5,000) and he becomes entitled to distribution for any reason at any time prior to his Normal Retirement Date, payment shall not commence unless the Company provides the Participant (or his surviving spouse in the case of a distribution pursuant to Section 7.1 or Section 7.2 of the Plan) with notice of the payment options available to him and obtains his written consent to distribution.  Such consent shall be valid only if:  (a) The notice includes a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan; (b) the notice advises the Participant of his right to defer distribution and the consequences of failing to defer distribution; (c) the consent is signed after such notice has been received and no more than 180 days before his Pension Commencement Date; and (d) if the Participant is married, the spouse also consents in accordance with the spousal consent requirements of Section 6.4.

Section 6.8.                      Latest Commencement of Benefits.  Unless otherwise elected by the Participant, payment of benefits shall commence no later than 60 days after the close of the Plan Year in which occurs the latest of:  (a) The Participant's attainment of age 65; (b) the Participant's employment with the Employer terminates; or (c) the 10th anniversary of the Participant's participation in the Plan occurs; provided, however, that if the amount of benefits cannot be ascertained by such date, payment shall be retroactive to such date, after ascertainment, and shall commence not later than 60 days after the amount is ascertained.

Section 6.9.                      Minimum Distribution Requirements.  All distributions shall be made in accordance with the minimum distribution requirements of Article XX and Section 401(a)(9) of the Code and the Regulations thereunder.

Section 6.10.                      Required Beginning Date.  In accordance with Section 401(a)(9) of the Code and the Regulations thereunder, in no event shall distribution of a Participant's Accrued Benefit commence later than his “Required Beginning Date,” determined as follows:

(a)
General Rule:  Except as provided in paragraph (b), the Required Beginning Date shall be the first day of April in the calendar year following the later of the calendar year in which the Participant retires or the calendar year in which the Participant attains age 70½.

(b)
5% Owner:  The Required Beginning Date of a Participant who is a 5% owner (defined in Section 416(i) of the Code but without regard to whether the Plan is top-heavy) in the Plan Year ending with or within the calendar year in which such owner attains age 70½ shall be the first day of April following the calendar year in which he attains age 70½.  Once distributions have begun to a 5% owner under this Section, they shall continue to be distributed, even if he ceases to be a 5% owner in a subsequent year.

(c)
Transition Rule:  Any Participant who attained age 70½ prior to 1999 may elect to commence distribution of his Accrued Benefit as of the first day of April following the calendar year in which the Participant attained age 70½, or any later date, whether or not such Participant has retired by such date.

Section 6.11.                      Death Distribution Provisions.  Distributions following a Participant’s death shall be made in accordance with the requirements of Article XX and Section 401(a)(9) of the Code and the Regulations thereunder.

Section 6.12.                      Pre-TEFRA Election.  Notwithstanding any other term or provision of this Plan, the benefits of any Participant who had accrued a benefit under the Prior Plan as of December 31, 1983, shall be distributed at the time and in accordance with the terms of any written election executed and filed by such Participant on or before December 31, 1983, if:  (a) Such election specifies the time at which distribution shall commence, the period over which distributions shall be made, and, in the case of any distribution upon the Participant's death, the Beneficiary or Beneficiaries; (b) such election has not been revoked by the Participant; (c) distribution at such time and in accordance with such election would not have disqualified the trust forming a part of the Prior Plan under Section 401(a)(9) of the Code or any other provision of Section 401(a) of the Code as in effect immediately prior to the applicability of said Section 401(a)(9) of the Code, as amended by the Tax Equity and Fiscal Responsibility Act (“TEFRA”), to the Prior Plan; and (d) if the Participant is married at the time he commences receiving benefits or the time of his death (as the case may be), his spouse has consented, in writing, witnessed by a Plan representative or a notary public, to distribution of his retirement or death benefits in accordance with the terms of said election.  Any changes in the designation shall be considered to be a revocation of the designation; however, the mere substitution or addition of another Beneficiary shall not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made, directly or indirectly (for example, by altering the relevant measuring life).

Section 6.13.                      Distribution on Account of Financial Hardship. The hardship distribution provisions of this Section 6.13 shall apply only with respect to a Former Participant who meets all of the following requirements:

(a)	The Participant's employment with the Employer has terminated;

(b)
the Participant is not entitled to elect immediate distribution of his benefit in a lump sum payment under Section 6.5 because the actuarial present value of the Participant's vested Accrued Benefit, determined in accordance with the provisions of Section 6.5, exceeds $10,000; and

(c)	the Participant can document circumstances of severe financial hardship (as defined below).

A severe financial hardship shall mean an immediate and heavy financial need for which the Participant lacks other available resources.  The following financial needs shall be considered immediate and heavy:  Uninsured, deductible medical expenses (within the meaning of Section 213(d) of the Code) of the Participant, the Participant's spouse, children or dependents; the need to prevent eviction of the Participant from, or a foreclosure on the mortgage of, the Participant's principal residence; a material reduction in family income of the Participant due to disability or death; and such other immediate and heavy financial needs as the Company shall determine warrant distribution for hardship.  A Former Participant who meets the requirements of this Section 6.13 may file with the Company a written application for payment of some or all of his vested Accrued Benefit on account of the financial hardship.  If the Company determines that a distribution may be made consistent with the requirements of this Section 6.13, the Company shall direct the Trustee to distribute some or all of the Former Participant's vested Accrued Benefit in a lump sum payment.  Any distribution made under this Section 6.13 shall comply with the election and spousal consent requirements of Section 6.4, the direct rollover requirements of Section 6.5 and the notice and consent requirements of Section 6.7.

ARTICLE VII

DEATH BENEFITS

Section 7.1.                      Qualified Preretirement Survivor Annuity.  The provisions of this Section 7.1 shall apply to (a) any Participant or Former Participant who was or is credited with 1 Hour of Service on or after August 23, 1984 or (b) any Former Participant not receiving benefits on August 23, 1984 who was credited with 1 Hour of Service after January 1, 1976 and completed 10 Years of Service prior to termination of his employment on or before August 23, 1984.  If any such Participant dies on or after attaining his Earliest Retirement Age (as defined below) and prior to his Pension Commencement Date, the Participant's surviving spouse, if any, shall receive the same survivor annuity that would have been payable if the Participant had retired under the 50% Contingent Annuitant Option described in Section 6.3 on the day before his death.  If such a Participant dies before attaining his Earliest Retirement Age and before benefits have commenced, the Participant's surviving spouse, if any, shall receive the same survivor annuity that would have been payable if the Participant had terminated his employment on the date of death (or on the actual date his employment terminated if earlier), survived to his Earliest Retirement Age, retired under the 50% Contingent Annuitant Option at his Earliest Retirement Age, and died on the day after attaining his Earliest Retirement Age.  For purposes of this Section 7.1, the term Earliest Retirement Age means the earliest date on which the Participant could elect to receive retirement benefits under the Plan.  The term surviving spouse means the surviving spouse of the Participant, provided that a surviving former spouse shall be treated as a surviving spouse to the extent provided under a Qualified Domestic Relations Order as described in Section 414(p) of the Code and Section 11.2 of the Plan.  Benefits payable under this Section 7.1 shall generally commence as of the first day of the month following the later of the date the Participant would have attained his Earliest Retirement Age or the date of his death, unless the spouse fails to consent to such distribution as required by Section 6.7.

Section 7.2.                      Early Survivor Annuity.  The provisions of this Section 7.2 shall apply to (a) any living Former Participant not receiving benefits on August 23, 1984 who was credited with at least 1 Hour of Service on or after September 2, 1974, and who was not otherwise credited with any service on or after January 1, 1976, or (b) to any Participant who was credited with at least 1 Hour of Service on or after January 1, 1976 and who completed less than 10 Years of Service prior to termination of employment on or before August 23, 1984.  If any such Participant was in the employ of the Employer on or after attaining his Qualified Early Retirement Age (as defined below), an early survivor annuity shall be payable to his surviving spouse, if any, in the event the Participant dies prior to his Pension Commencement Date, provided the Participant and his spouse have been married to each other throughout the 1-year period ending on the date of his death.  Payments under such annuity shall be the payments which would have been made to the spouse under the 50% Contingent Annuitant Option if the Participant had retired on the day before his death.  For purposes of this Section 7.2, the term Qualified Early Retirement Age means the latest of:  (a) The earliest date on which the Participant may elect to receive a retirement pension under the Plan; (b) the first day of the 120th month beginning before the Participant reaches age 65; or (c) the date the Participant begins participation in the Plan.

Section 7.3.                      Lump Sum Payment and Direct Rollover Options.  Notwithstanding the foregoing provisions of this Article VII, if the actuarial present value of the survivor annuity determined under Section 7.1 or Section 7.2 is less than $5,000, the Company shall direct the Trustee to distribute such benefit to the surviving spouse in a lump sum payment.  If the present value of such survivor annuity exceeds $5,000, but does not exceed $10,000, the surviving spouse may elect, in lieu of such survivor annuity, to receive a distribution of such benefit in a lump sum payment determined in accordance with the provisions of Section 6.5.  If the present value of such survivor annuity exceeds $200, but does not exceed $10,000, and to the extent distribution is not required under Article XX of the Plan, the surviving spouse may elect, in lieu of the survivor annuity and lump sum payment options, to have a portion or all of such distribution paid in the form of a direct rollover to another Eligible Retirement Plan (as defined in Section 6.5).  For purposes of determining the amount of any lump sum payment or direct rollover under this Section 7.3, the actuarial present value of a survivor annuity shall be computed in accordance with the provisions of Section 6.5 as in effect at the time of distribution.

Section 7.4.                      Death Prior to Retirement.  In the event of the death of a Participant prior to his Pension Commencement Date, no benefit shall be payable under the Plan unless the Participant is survived by a spouse who qualifies for a survivor annuity under the provisions of Section 7.1 or Section 7.2.

Section 7.5.                      Death After Retirement.  If a Participant dies after his Pension Commencement Date, no death benefit shall be payable except as may be provided under the form of pension benefit in effect at the time of his death.

ARTICLE VIII

SEVERANCE BENEFITS

Section 8.1.                      Percent Nonforfeitable.  A Participant shall have a nonforfeitable (vested) interest in the following percentage of his Accrued Benefit based on his Years of Service:

Years of Service                                           Nonforfeitable Percentage

less than 5                                                          0%
5 or more                                                      100%

For Plan Years beginning before January 1, 1989, 10 shall be substituted for 5 in the table above.  Notwithstanding the provisions of this Section 8.1, or any other provision of the Plan, each Active Participant shall have a 100% nonforfeitable interest in all of his Accrued Benefit upon attainment of his Normal Retirement Date.

Section 8.2.                      Payment of Severance Benefits.  If a Participant's employment with the Employer ceases for any reason other than his death, early retirement, or retirement on or after his Normal Retirement Date, he shall thereupon cease to be a Participant hereunder except with respect to such of his Accrued Benefit as to which he has acquired a nonforfeitable interest, as determined under Section 8.1.  Such benefit shall be payable in accordance with the provisions of Article VI upon his attainment of his Normal Retirement Date, except as provided in Section 8.3.

Section 8.3.                      Early Payment of Severance Benefits.  If a Participant's employment with the Company terminates after he has satisfied the service requirement for early retirement as described in Section 5.2, he may elect in writing at such time and in such manner as the Company shall specify to have the Company advance payment of his vested Accrued Benefit to the first day of any month following the date he attains 55 years of age.  In any case in which payment of his benefit commences before his Normal Retirement Date, the amount of the benefit shall be the benefit to which he would have been entitled under Section 8.2 if payment had commenced on his Normal Retirement Date, reduced in accordance with the provisions of Section 5.2. Notwithstanding the foregoing, if the actuarial present value of a Participant's vested Accrued Benefit satisfies the applicable dollar limitations of Section 6.5, such benefit shall or may at his election be distributed in a lump sum payment and/or a direct rollover in accordance with the provisions of Section 6.5 as soon as administratively feasible following the Participant's termination of employment, regardless of his age or service.

Section 8.4.                      Death of Participant Prior to Payment of Severance Benefit.  In the event of the death of a Former Participant prior to payment of any severance benefits to which he would otherwise have been entitled under this Article VIII, no benefit shall be payable unless the Former Participant is survived by a spouse who qualifies for a survivor annuity under the provisions of Section 7.1 or Section 7.2.

ARTICLE IX

LIMITATIONS ON BENEFITS

Section 9.1.                      Definitions and Construction.  For purposes of this Article IX, the following words and phrases shall have the following respective meanings:

(a)	Affiliate: As defined in paragraph (d) of Section 1.3 but subject to the modifications of Section 414(b) and Section 414(c) of the Code described in Section 415(h) of the Code.

(b)
Annual Benefit:  A retirement benefit payable annually in the form of a straight life annuity.  Except as provided below, a benefit payable in a form other than a straight life annuity shall be adjusted to the Actuarial Equivalent of a straight life annuity before applying the limitations of this Article.  The interest rate assumption used for determining the actuarial equivalence of such other forms of benefits shall not be less than the greater of the rate otherwise specified in paragraph (c) of Section 1.3 or 5%; provided, however, that for purposes of adjusting for any form of benefit subject to Section 417(e)(3) of the Code:

(i)           for Limitation Years commencing in 2002 and 2003, the Applicable Interest Rate (as defined in paragraph (b) of Section 6.5) shall be substituted for 5%;

(ii)           for Limitation Years commencing in 2004 and 2005, 5.5% shall be substituted for 5%; and

(iii)           for Limitation Years commencing after 2005, the interest rate shall not be less than the greatest of the rate otherwise specified in the Plan or 5.5% or the rate that provides a benefit of not more than 105% of the benefit that would be provided if the Applicable Interest Rate (as defined in Section 417(e)(3)) were the interest rate assumption.

The Annual Benefit shall not include any benefits attributable to Employee contributions or rollover contributions, or assets transferred from a qualified plan that was not maintained by the Employer.  No actuarial adjustment to the benefit is required for (i) the value of a Joint and Survivor Annuity (as defined in Section 6.2), (ii) the value of benefits that are not directly related to retirement benefits (such as pre-retirement death benefits and post-retirement medical benefits), and (iii) the value of post-retirement cost-of-living increases made in accordance with Section 415(d) of the Code.

(c)
Compensation:  All of the Compensation (as that term is defined in Section 415(c)(3) of the Code and the Regulations thereunder) paid to an Employee by the Employer, including, without limitation, salary, wages, commissions, tips, bonuses, overtime pay and other items of taxable remuneration, and excluding the following:

(i)
Employer contributions to a plan of deferred compensation which are not included in the Employee’s gross income for the taxable year in which contributed or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

(ii)
amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(iii)	amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(iv)
other amounts which receive special tax benefits, or contributions made by the Employer (whether or not a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).

Compensation for any Limitation Year shall mean the Compensation actually paid or includable in gross income during such year.  Notwithstanding the preceding provisions of this paragraph (c), for Plan Years commencing after 1997, Compensation shall also include amounts contributed by the Employer on behalf of the Employee pursuant to a salary reduction agreement to a cash or deferred arrangement under Section 401(k) of the Code, a simplified employee pension under Section 408(k)(6) of the Code, a tax sheltered annuity under Section 403(b) of the Code, a deferred compensation plan under Section 457 of the Code, a cafeteria plan under Section 125 of the Code and/or, for Plan Years beginning after 2000, a qualified transportation fringe under Section 132(f)(4) of the Code.  Compensation shall also be limited to the Annual Maximum as defined in paragraph (h) of Section 1.3.

For Limitation Years beginning on and after January 1, 2008, payments made by the later of (i) 2½ months after severance from employment (as defined in Section 1.415(a)-1(f)(5) of the Regulations) with the Employer or (ii) the end of the Limitation Year that includes such date of severance shall be included in Compensation if they are payments that, absent a severance from employment, would have been paid to the Employee while the Employee continued in employment with the Employer and are regular compensation for services during the Employee’s regular working hours, compensation for services outside the Employee’s regular working hours (such as overtime or shift differentials), commissions, bonuses, or other similar compensation, and payments for accrued bona fide sick, vacation or other leave, but only if the Employee would have been able to use the leave if employment had continued.  Any payments not described above are not considered Compensation if paid after severance from employment, even if they are paid within 2½ months following severance from employment or by the end of the applicable Limitation Year, except for payments to an individual who does not currently perform services for the Employer by reason of qualified military service (within the meaning of Section 414(u) of the Code) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

(d)
Defined Benefit Plan:  A plan which is not a Defined Contribution Plan.  For purposes of applying the limitations of this Article IX, all Defined Benefit Plans (whether or not terminated) of the Employer shall be treated as one Defined Benefit Plan.

(e)
Defined Contribution Plan:  A Plan which provides for an individual account for each participant and benefits based solely on the amount contributed to each participant’s account, and any income, expenses, gains, losses and forfeitures which may be allocated thereto.

(f)	Employer: As defined in paragraph (k) of Section 1.3 but using the definition of Affiliate set forth in paragraph (a) above.

(g)	Limitation Year: The Plan Year.

(h)
Maximum Permissible Amount:  The Maximum Permissible Amount shall mean the lesser of $160,000 (indexed for cost of living adjustments provided for under the Code) (the “Dollar Limitation”) or 100% of the Participant’s average Compensation for his 3-consecutive Limitation Years of Service with the Employer which produce the highest average (the “Compensation Limitation”), subject to the following adjustments, if applicable:

(i)
If the Participant has less than 10 Years of Service as an Active Participant in the Plan, the Dollar Limitation shall be multiplied by a fraction, the numerator of which is the Participant’s number of Years of Service as an Active Participant and the denominator of which is 10.  To the extent provided in the Regulations, the preceding sentence shall be applied separately with respect to each change in benefit structure of the Plan.

(ii)
If the Participant has less than 10 Years of Service with the Employer, the Compensation Limitation shall be multiplied by a fraction, the numerator of which is the Participant’s number of Years of Service with the Employer and the denominator of which is 10.  In no event shall the foregoing provisions of subparagraph (i) and this subparagraph (ii) reduce the Dollar Limitation or the Compensation Limitation, as the case may be, to less than 1/10th of the applicable limitation without regard to such provisions.

(iii)	If the Annual Benefit of a Participant commences before age 62:

(A)           If the Pension Commencement Date is before January 1, 2008, the Annual Benefit shall be limited to the actuarial equivalent of an Annual Benefit of such Dollar Limitation beginning at age 62, with actuarial equivalence computed using whichever of the following produces the smaller amount:  (1) the interest rate and mortality table or other tabular factor specified in the Plan for determining actuarial equivalence for early retirement purposes, or (2) a 5% interest rate and the applicable mortality table.

(B)           If the Pension Commencement Date is on or after January 1, 2008, and the Plan does not have an immediately commencing straight life annuity payable at both age 62 and the age of benefit commencement, the Annual Benefit shall be limited to the actuarial equivalent of an Annual Benefit of such Dollar Limitation beginning at age 62, with actuarial equivalence computed using a 5% interest rate assumption and the applicable mortality table and expressing the Participant’s age based on completed calendar months as of the Pension Commencement Date.

(C)           If the Pension Commencement Date is on or after January 1, 2008, and the Plan has an immediately commencing straight life annuity payable at both age 62 and the age of benefit commencement, the Annual Benefit shall be limited to the lesser of (1) the adjusted Annual Benefit determined under subparagraph (iii)(B) above, or (2) the product of the Dollar Limitation multiplied by the ratio of the annual amount of the immediately commencing straight life annuity under the Plan at the Participant’s Pension Commencement Date to the annual amount of the immediately commencing straight life annuity under the Plan commencing at age 62, both determined without applying the limitations of Section 415 of the Code.

(iv)	If the Annual Benefit of a Participant commences after age 65:

(A)           If the Pension Commencement Date is before January 1, 2008, the Annual Benefit shall be limited to the actuarial equivalent of an Annual Benefit of such Dollar Limitation, with actuarial equivalence computed using whichever of the following produces the smaller amount:  (1) the interest rate and mortality table or other tabular factor specified in the Plan for determining actuarial equivalence for delayed retirement purposes, or (2) a 5% interest rate and the applicable mortality table.

(B)           If the Pension Commencement Date is on or after January 1, 2008, and the Plan does not have an immediately commencing straight life annuity payable at both age 65 and the age of benefit commencement, the Annual Benefit shall be limited to the actuarial equivalent of an Annual Benefit of such Dollar Limitation, with actuarial equivalence computed using a 5% interest rate assumption and the applicable mortality table and expressing the Participant’s age based on completed calendar months as of the Pension Commencement Date.

(C)           If the Pension Commencement Date is on or after January 1, 2008, and the Plan has an immediately commencing straight life annuity payable at both age 65 and the age of benefit commencement, the Annual Benefit shall be limited to the lesser of (1) the adjusted Annual Benefit determined under subparagraph (iv)(B) above, or (2) the product of the Dollar Limitation multiplied by the ratio of the annual amount of the immediately commencing straight life annuity under the Plan at the Participant’s Pension Commencement Date to the annual amount of the immediately commencing straight life annuity under the Plan commencing at age 65, both determined without applying the limitations of Section 415 of the Code.

(v)
The applicable mortality table for purposes of making the actuarial adjustments provided for in paragraph (b) of this Section 9.1 and in subparagraphs (iii) and (iv) above shall be the mortality table described in Revenue Ruling 2001-62.

Section 9.2.                      Limitation for Defined Benefit Plans.  The Annual Benefit otherwise payable to a Participant under this and any other Defined Benefit Plan maintained by the Employer shall not at any time exceed the Maximum Permissible Amount.  If the benefit that a Participant would otherwise accrue for a Limitation Year would produce an Annual Benefit which exceeds the Maximum Permissible Amount, the rate of accrual shall be reduced to the extent necessary so that the Annual Benefit equals the Maximum Permissible Amount.

Section 9.3.                      Small Benefits.  The limitation described in Section 9.2 shall be deemed satisfied if the Annual Benefit otherwise payable to a Participant is not more than $1,000 multiplied by the Participant's number of Years of Service or parts thereof (not to exceed 10) with the Employer, and the Employer has not at any time maintained a Defined Contribution Plan, a welfare benefit plan as defined in Section 419(e) of the Code, or an individual medical account as defined in Section 415(l)(2) of the Code in which such Participant participated.

Section 9.4.                      Protection of Current Accrued Benefit.  Notwithstanding the preceding provisions of this Article IX, if  a Participant was a participant in any Defined Benefit Plan of the Employer on the first day of the first Limitation Year beginning after 1986, the Maximum Permissible Amount for such Participant shall not be less than his Current Accrued Benefit.  A Participant's Current Accrued Benefit shall be his Accrued Benefit under all such plans, when expressed as an Annual Benefit, determined as if the Participant had separated from service as of the end of the last Limitation Year commencing before 1987, without regard to any changes in the terms and conditions of the Plan after May 5, 1986 or any cost-of-living adjustment occurring after May 5, 1986.  The provisions of this Section 9.5 shall apply only if such plans met the requirements of Section 415 of the Code for all Limitation Years beginning prior to 1987.

Section 9.5.                      Pre-1983 Benefit.  Notwithstanding the preceding provisions of this Article IX, if a Participant was a participant in any Defined Benefit Plan of the Employer on or before September 30, 1983, the Maximum Permissible Amount for such Participant shall not be less than his Accrued Benefit under all such plans on September 30, 1983, determined without regard to Plan changes or cost-of-living increases after July 1, 1982.  The preceding sentence shall apply only if such plans met the requirements of Section 415 of the Code, as in effect on July 1, 1982, for all Limitation Years beginning prior to September 30, 1983.

ARTICLE X

RESTRICTIONS ON BENEFITS

Section 10.1. Restrictions on Distributions to Certain Highly Compensated Employees.

(a)
Application:  Paragraph (b) of this Section 10.1 shall apply to a Participant only if he is among the 25 highest-paid Highly Compensated Employees in such Plan Year.  The limitations set forth in paragraph (b) of this Section 10.1 shall become applicable to any such Participant unless:

(i)
After payment to such Participant of the benefits to which he is entitled, the value of Plan assets equals or exceeds 110% of the value of the Plan’s current liabilities (as defined in Section 412(l)(7) of the Code); or

(ii)	the value of all benefits to which such Participant is entitled is less than 1% of the value of the Plan’s current liabilities.

For purposes of this Section 10.1, the benefits to which a Participant is entitled shall include all loans in excess of the amounts set forth in Section 72(p)(2)(A) of the Code, any periodic income, any withdrawal values payable to a living Employee, and any death benefits not provided for by insurance on such Employee’s life.

(b)
Restrictions on Distributions:  If a Participant is subject to the provisions of this Section 10.1, the annual benefit payable to him shall not exceed an amount equal to the payments that would be made on such Participant’s behalf under a single life annuity that is the Actuarial Equivalent of the sum of such Participant’s Accrued Benefit and his other benefits under the Plan (if any).

(c)
Restrictions on Plan Termination:  In the event of Plan termination, the Accrued Benefit of any Participant who is a Highly Compensated Employee shall be limited to a benefit that is nondiscriminatory under Section 401(a)(4) of the Code.

           Section 10.2.  Removal of Limitations.  The limitations in Section 10.1 shall become inoperative and of no effect upon, and to the extent of, a determination or ruling by the Internal Revenue Service that they are not required.

Section 10.3.                      Definitions for Pension Protection Act Funding-based Limits.  For purposes of this Section 10.3 and Section 10.4, the following words and phrases shall have the following respective meanings:

(a)           AFTAP:  The adjusted funding target attainment percentage as defined in Section 1.436-1(j)(1) of the Regulations.

(b)           Prohibited Payment:  A Prohibited Payment means:

(i)           Any payment for a month that is in excess of the monthly amount payable under a straight life annuity to a Participant or Beneficiary whose Pension Commencement Date occurs during any period that a limitation under paragraph (b) of Section 10.4 is in effect; provided that, in the case of a Beneficiary that is not an individual, the amount that is a Prohibited Payment is the monthly amount payable in installments over 240 months that is actuarially equivalent to the benefit payable to such Beneficiary;

(ii)           Any payment for the purchase of an irrevocable commitment from an insurer to pay benefits;

(iii)           Any transfer of assets and liabilities to another plan maintained by the Employer that is made in order to avoid or terminate the application of the limitations of Section 10.4; and

(iv)           Any other amount that is identified as a Prohibited Payment in Revenue Rulings, Procedures, Notices and other guidance published in the Internal Revenue Bulletin.

(c)           Section 436 Contributions:  The contributions described in Section 1.436-1(f)(2) of the Regulations that are made in order to avoid the application of the limitations of Section 436 of the Code under the Plan for a Plan Year.

(d)           Section 436 Measurement Date:  A Section 436 Measurement Date as defined in Section 1.436-1(j)(8) of the Regulations.

Section 10.4.                      Pension Protection Act Funding-based Limits.

(a)           Suspension of Benefit Accruals:  Benefit accruals under the Plan completely ceased in 2009.  In the event the Plan is amended to resume benefit accruals, if the Plan's AFTAP for a Plan Year is less than 60%, benefit accruals under the Plan shall again cease as of the applicable Section 436 Measurement Date.  The preceding sentence shall cease to apply with respect to any Plan Year, effective as of the first day of that Plan Year, upon payment by the Company of the Section 436 Contributions specified in Section 1.436-1(f)(2)(v) of the Regulations.

(b)           Distribution Restrictions:  The distribution restrictions in subparagraphs (i) through (iv) shall take precedence over any inconsistent provisions of the Plan.

(i)           In any case in which the Plan’s AFTAP for a Plan Year is less than 60%, a Participant or Beneficiary is not permitted to elect an optional form of payment that includes a Prohibited Payment, and the Plan shall not pay any Prohibited Payment with a Pension Commencement Date after the applicable Section 436 Measurement Date.

(ii)           During any period in which the Company is a debtor under Title 11 of the United States Code (or any similar federal or state law), a Participant or Beneficiary is not permitted to elect an optional form of payment that includes a Prohibited Payment, and the Plan shall not pay a Prohibited Payment with a Pension Commencement Date that occurs during any period in which the Company is such a debtor; provided, however, that the preceding clause shall not apply for payments made within a Plan Year with a Pension Commencement Date that occurs on and after the date on which the Plan’s actuary certifies that the Plan’s AFTAP for that Plan Year is not less than 100%.

(iii)           Subject to subparagraph (iv), if the Plan’s AFTAP for a Plan Year is 60% or greater but less than 80%, a Participant or Beneficiary is not permitted to elect the payment of an optional form of payment that includes a Prohibited Payment, and the Plan shall not make any Prohibited Payment with a Pension Commencement Date on or after the applicable Section 436 Measurement Date for the Plan Year to the extent the amount of the payment exceeds the lesser of:

(A)           50% of the present value (determined in accordance with Section 417(e)(3) of the Code) of the benefit payable in the optional form of payment that includes the Prohibited Payment; or

(B)           100% of the present value (determined under guidance prescribed by the Pension Benefit Guaranty Corporation, using the interest and mortality assumptions under Section 417(e) of the Code) of the maximum benefit guarantee with respect to the Participant under Section 4022 of ERISA for the year in which the Pension Commencement Date occurs.

(iv)           If an optional form of payment that is otherwise available under the Plan is not available as of the Participant’s or Beneficiary’s Pension Commencement Date because of the application of subparagraph (iii), the Plan shall permit the Participant or Beneficiary to elect to:

(A)           Receive the amount not in excess of the amount permitted under subparagraph (iii) (the “unrestricted portion of the benefit”) in the selected optional form of payment at that Pension Commencement Date, and the balance of the benefit (the “restricted portion of the benefit”) in any other optional form of payment otherwise available under the Plan that does not included any Prohibited Payment, in accordance with the requirements of Section 1.436-1(d)(3) of the Regulations;

(B)           Commence benefits with respect to the Participant’s or Beneficiary’s entire benefit under the Plan in any other optional form of payment available under the Plan at the same Pension Commencement Date; or

(C)           Defer commence of the payments to the extent permitted by the other requirements of the Plan and applicable law.

Only one Prohibited Payment (or series of Prohibited Payments under a single optional form of payment) meeting the requirements of subparagraph (iii) may be made with respect to any Participant during any period of consecutive Plan Years to which the limitations under subparagraph (i), (ii) or (iii) apply.

(c)           Plan Amendment Restrictions:  Notwithstanding any other provision of this Plan to the contrary, no amendment that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable will take effect in a Plan Year if the AFTAP for the Plan Year is less than 80% (or is 80% or more but would be less than 80% if the benefits attributable to the amendment were taken into account in determining the AFTAP).  However, the prohibition in the preceding sentence will no longer apply for a Plan Year if the Company makes the Section 436 Contributions specified in Section 1.436-1(f)(2)(iv) of the Regulations.

ARTICLE XI

SPENDTHRIFT TRUST AND QUALIFIED DOMESTIC RELATIONS ORDERS

Section 11.1.                      Prohibition Against Alienation.  Each and every distribution, transfer or payment of any of the Trust funds, or property into which the same may be converted, either of principal or income, made by the Trustee shall be made only to the persons entitled thereto under the provisions of this Plan and Trust (or, in the case of any minor Beneficiary, to the court appointed legal guardian of such minor or to any other individual or institution authorized under applicable state law to receive payments on behalf of such minor Beneficiary) and not to any assignee or transferee of any such person, and shall be free from anticipation or alienation, voluntary or involuntary.  No money or other property, whether principal or income, payable or distributable under the provisions of this Trust, shall be pledged, assigned, transferred, sold or in any manner whatsoever anticipated, charged or encumbered by any Participant or by any of the Beneficiaries, heirs, executors or administrators of any Participant, nor shall the same be liable in any manner, while in the possession of the Trustee, for the debts, obligations or liabilities of any such person, voluntary or involuntary, or for any claim, legal, equitable or otherwise, against any such person, including claims for alimony or for the support of any spouse, and any attempted assignment, anticipation or other disposition of any such interest shall be not merely voidable, but absolutely null and void.  The foregoing provisions of this Section 11.1 shall apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order except that such provisions shall not apply to a domestic relations order that is determined to be a Qualified Domestic Relations Order as described in Section 11.2.  Notwithstanding the foregoing restrictions, a Participant’s Accrued Benefit may be reduced to satisfy the Participant’s liability to the Plan due to:  (a) The Participant’s conviction of a crime involving the Plan; (b) a judgment or consent order or decree in an action for violation of fiduciary standards; or (c) a settlement involving the Department of Labor or the Pension Benefit Guaranty Corporation.  The preceding sentence shall be effective for judgments, orders, decrees and settlements arising on or after August 5, 1997.

Section 11.2.                      Compliance with Qualified Domestic Relations Orders.  Notwithstanding the provisions of Section 11.2 the Company shall direct the Trustee to comply with a domestic relations court order calling for the distribution of all or a portion of a Participant's nonforfeitable Accrued Benefit to any current or former spouse, child or other dependent of the Participant (the "Alternate Payee") if such order is determined to be a Qualified Domestic Relations Order within the meaning of Section 414(p) of the Code.  A domestic relations order shall be determined to be a Qualified Domestic Relations Order if each of the following conditions is met:

(a)	The order specifies the name and last known mailing address of the Participant and the name and mailing address of each Alternate Payee covered by the order.

(b)
The order specifies the amount or percentage of the Participant's nonforfeitable Accrued Benefit to be paid by the Plan to each such Alternate Payee, or the manner in which such amount is to be determined.

(c)	The order specifies the number of payments or period to which such order applies.

(d)	The order specifies that it applies to the Plan.

(e)	The order does not require payment of any type or form of benefit, or any option, not otherwise provided under the Plan.

(f)	The order does not require the Plan to provide increased contributions.

(g)
The order does not require the payment of benefits under the Plan to an Alternate Payee which are required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order.

For purposes of this Section 11.2, a domestic relations order shall mean any judgment, decree, or order, including approval of a property settlement, which relates to the provision of child support, alimony payments, or marital property rights to a spouse, child, or other dependent of a Participant and which is made pursuant to state domestic relations law (including community property law).  Notwithstanding the restriction in paragraph (e) above, even if a Participant continues to be an Employee of the Employer, a Qualified Domestic Relations Order may require payments to an Alternate Payee to commence on the earlier of:  (a) The date on which the Participant is entitled to a distribution under the Plan; or (b) the later of (i) the date the Participant attains age 50 or (ii) the earliest date on which the Participant could commence benefits under the Plan if he separated from service with the Employer, and the amount of such payments to the Alternate Payee shall be calculated as if the Participant had retired on the date on which such payments commence under the Qualified Domestic Relations Order.  A domestic relations order may require payment of benefits to an Alternate Payee in any form in which benefits may be paid to the Participant under this Plan, except it may not require payment of benefits in the form of a Joint and Survivor Annuity with respect to the Alternate Payee and his or her subsequent spouse.  In the case of a domestic relations order entered prior to 1985, the Company shall treat such order as a Qualified Domestic Relations Order if the Plan is paying benefits pursuant to such order on such date, and may treat such order as a Qualified Domestic Relations Order even if it does not meet the requirements of Section 414(p) of the Code.

Section 11.3.                      Procedure to Determine Status and Notice.  When the Company receives a domestic relations order which purports to be a Qualified Domestic Relations Order, the Company shall promptly notify the Participant and any Alternate Payee of the receipt of such order and of the procedures for determining the qualified status of domestic relations orders.  Upon the receipt of the domestic relations order, the Company shall have at least 60 days, or such other reasonable time period as may be prescribed by Regulations, within which to determine whether the court order is a Qualified Domestic Relations Order.  While the status of the order is being reviewed by the Company (or by a court of competent jurisdiction) to determine whether it is qualified, the Company shall direct the Trustee to separately account for the amounts which would be payable to any Alternate Payee during such period if the order was a Qualified Domestic Relations Order.  If within the 18-month period beginning with the date on which the first payment would be required to be made under the domestic relations order it is determined by the Company to be a Qualified Domestic Relations Order, the Company shall direct the Trustee to pay any amount separately accounted for, plus interest, to the Alternate Payee.  If within the 18-month period it is determined that the domestic relations order is not qualified or if the issue is not resolved, the Company shall direct the Trustee to pay any amount separately accounted for, plus interest, to the person or persons who would have been entitled to such amount had there been no order.  Any determination that an Order is a Qualified Domestic Relations Order which is made after the close of the 18-month period shall apply prospectively only.  When the Company determines whether the domestic relations order is qualified, it shall notify the Participant and each Alternate Payee of its determination.

ARTICLE XII

ADMINISTRATION

Section 12.1.                      Authority.  Except to the extent the Company otherwise designates pursuant to the provisions of Section 12.5, the Company shall be the Plan administrator and the named fiduciary as defined in Section 402(a)(1) of ERISA and shall have authority to control and manage the operation and administration of the Plan.

Section 12.2.                      Rights, Powers and Duties.  The Company shall have such discretionary authority as may be necessary to discharge its responsibilities under the Plan, including, without limitation, the following powers, rights and duties:

(a)	To interpret and construe the provisions of the Plan;

(b)	to adopt such rules of procedure and regulations as are consistent with the provisions of the Plan and as it deems necessary and proper;

(c)	to establish and carry out a funding policy and method consistent with the purposes of the Plan and the requirements of applicable law, as may be appropriate from time to time;

(d)	to determine all questions relating to the eligibility, benefits and other Plan rights of Employees, Participants, and Beneficiaries;

(e)	to maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Company may decide;

(f)
to employ agents, attorneys, actuaries, accountants or other persons (who may also be employed by or represent the Company or the Trustee) for such purposes as the Company considers necessary or desirable; and

(g)
to designate any officer or other Employee of the Company or any other individual to carry out any of the Company's duties, including all or any part of its authority to manage and control the operation and administration of the Plan.  The Company shall furnish the Trustee with the names and specimen signatures of any such officer, Employee or individual and shall promptly notify the Trustee of the termination of authority of any such person.  A written statement signed by any such person may be relied upon by the Trustee or any other person.

Section 12.3.                      Application of Rules.  In operating and administering the Plan, the Company shall apply all rules of procedure and regulations adopted by the Company in a uniform and nondiscriminatory manner so that all Employees, Participants and Beneficiaries are treated similarly under similar circumstances.

Section 12.4.                      Delegation to Committee.  The Company shall have the right to designate a committee consisting of at least 2 persons to carry out any and/or all of its responsibilities of control and management of the operation and administration of the Plan.  If, but only if, the Company designates such a committee, the remaining provisions of this Section 12.4 shall be applicable.  A member of the committee may resign at any time by mailing to the Company a written notice of resignation addressed to the Company or by delivering written notice of such resignation to the Company.  The Company may remove any member of the committee by written notice mailed or delivered to such member.  Any such resignation or removal shall occur on the date specified in the notice, but not less than 30 nor more than 60 days following the date of delivery or mailing of such notice.  In the event of the death, removal or resignation of a member of the committee, the Company may appoint a successor unless such death, resignation or removal results in the committee having less than 2 members, in which event the Company shall appoint such a successor.  The committee shall act by a majority of its members either at a meeting or by a written consent without a meeting.  The committee may appoint a Secretary and Chairman.  The Company shall furnish the Trustee with the names and specimen signatures of the members of the committee and shall promptly notify the Trustee of the termination of office of any member of the committee and the appointment of a successor.  Any written statement or direction signed by a majority of the members of the committee may be relied upon by the Trustee or any other person.

Section 12.5.                      Plan Administrator and Named Fiduciary.  In addition to the Company's right to delegate under paragraph (g) of Section 12.2 and Section 12.4, the Company may also designate any individual described in paragraph (g) of Section 12.2 or the Committee described in Section 12.4 as the Plan administrator or named fiduciary.

Section 12.6.                      Indemnification.  The Company shall indemnify the committee described in Section 12.4 (including each member thereof), and any and all other officers, Employees or directors of the Company to whom it or the committee has delegated any fiduciary duties, against any and all claims, losses, damages, expenses, and liabilities arising from their responsibilities in connection with the Plan, unless the same is determined to be due to gross negligence or willful misconduct.

Section 12.7.                      Expenses.  Any expenses incurred by the Company or the Trustee with respect to the employment of  agents, attorneys, actuaries, or other persons pursuant to the terms and provisions hereof, including expenses incurred with respect to maintaining the Plan and Trust's qualified and exempt status, respectively, shall be paid from the Trust fund unless paid by the Company.

Section 12.8.                      Annual Statements.  As soon as practicable after the close of each Plan Year, the Company shall provide each participant with a statement of his Accrued Benefits as of the end of such Plan Year.

Section 12.9.                      Claims Procedure.  Claims for benefits shall be filed with the Company on forms supplied by it.  If a claim is denied, in whole or in part, the claimant shall be furnished with notice of the denial within 90 days of the date that the initial claim was filed.  If, however, special circumstances require an extension, written notice of an extension (which may not exceed 90 days) shall be given to the claimant prior to the end of the initial 90-day period.  The written denial of any claim shall contain the specific reasons for the denial, a reference to the pertinent Plan provisions on which the denial was based, a description of any additional materials required for the claimant to perfect the claim (with an explanation of why such material is necessary), and an explanation of the claims review procedures of Section 12.10, including a statement of the claimant’s right to bring a civil action under ERISA following an adverse determination on review.

Section 12.10.                                 Claims Review.  Any participant or Beneficiary who has had a claim denied, in whole or in part, may appeal, in writing, to the Company.  The appeal must be filed with the Company not later than 60 days after the claimant has received notice of the denial of his claim.  The Company shall furnish the claimant a written decision regarding the appeal within 60 days from the date the appeal was filed.  If special circumstances require additional time for processing the appeal, a decision or appeal shall be made as soon as possible, but in no event later than 120 days following the date on which the appeal was filed.  The written decision regarding the appeal shall contain the specific reasons for denial, a reference to the pertinent Plan provisions on which the denial was based, a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents and other information relevant to the claim, and a statement of the claimant’s right to bring a civil action under ERISA.

ARTICLE XIII

THE TRUSTEE

Section 13.1.                      General Powers.  Subject to the provisions of this Plan and Trust, including the provisions in Section 14.2 relating to the appointment of an investment manager, the Trustee shall have exclusive authority and discretion to manage and control the assets of the Plan, and the Trustee shall have the following powers, rights and duties in addition to those provided elsewhere herein or by law:

(a)
To have the custody and care of all securities, funds and other property of the Trust fund, and to receive, hold and administer all funds and property deposited with the Trustee from time to time by the Company, and the income therefrom, and to hold uninvested or to invest and reinvest said amounts from time to time in property of any kind whatsoever, real or personal, domestic or foreign, including, without limitation, stocks, common and preferred, shares or participations in any common fund, trust or participation certificates, interests in investment companies whether open-end or closed-end, options, leaseholds, fee titles, bonds, notes, debentures, mortgages, deeds of trust and real estate.

(b)	To purchase annuity, endowment, ordinary and/or term life insurance contracts pursuant to the terms of Section 14.4.

(c)
To sell, exchange, convey, transfer or otherwise dispose of any property held by the Trustee, by private contract or at public auction, for cash or on credit and no person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition.

(d)
To vote upon any stocks, bonds or other securities, to give general or special proxies or limited powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options and to make any payments incidental thereto; to oppose, to consent to or otherwise to participate in corporate reorganizations or other changes affecting corporate securities and to delegate discretionary powers and to pay any assessments or charges in connection therewith; to deposit the securities of any issuers in any voting trust or with any protective or like committee or trustee; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other property held by the Trust funds.

(e)
To settle, compromise or arbitrate any claim, debt or obligation due to or from the Trustee, to commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings in any court of law or before any other body or tribunal, provided, however, that the Trustee shall not be required to institute or continue litigation unless the Trustee is in possession of adequate funds for that purpose or indemnified to its satisfaction by the Company against counsel fees and all other expenses and liabilities to which the Trustee may be subjected by any such action.

(f)
To make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted.

(g)
To make, execute, incur, enter into and perform contracts, agreements, obligations and evidences of indebtedness of the Trust; to execute, deliver or endorse negotiable or nonnegotiable obligations of or belonging to the Trust; to borrow money upon such terms and conditions as the Trustee shall deem advisable and to pledge any part of the Trust as security therefor; to bring, defend, compromise, settle or otherwise dispose of actions or suits at law or in equity; to pay, settle, compromise, satisfy and collect judgments and decrees of whatsoever nature; and to incur and pay all reasonable expenses in the administration of the Trust.

(h)
To cause any property of the Trust to be issued, held or registered in the name of the Trustee without qualification or description, or in the Trustee's name as Trustee hereunder, or in the name of a nominee or nominees without qualification or description; and to hold such property unregistered or in a condition which will enable the transfer of title by delivery.

(i)
To collect all the income and profits of the Trust, and to pay all taxes, assessments and other legal charges upon all property belonging to the Trust, and all expenses growing out of the preservation and administration of the Trust; and to determine the method of accounting.

(j)
To select depositories and/or custodians, which may include the Trustee or any bank or trust company affiliated with the Trustee, for the deposit, care, custody and safekeeping of any and all funds, securities and/or other property of the Trust.

(k)	To keep such books and records, and prepare and render such reports as are herein provided.

(l)
To employ agents, attorneys, actuaries, accountants or other persons (who may also be employed by or represent the Company or the Trustee) for such purposes as the Trustee considers necessary or desirable.

(m)
To invest and reinvest all or any part of the Trust through the medium of any common, collective or commingled trust fund maintained by the Trustee, as the same may have heretofore been or may hereafter be established or amended, which is qualified under the provisions of Section 401(a) and exempt under the provisions of Section 501(a) of the Code as such Sections may be from time to time renumbered, and during such period of time as an investment through any such medium shall exist, the Declaration of Trust of such fund shall constitute a part of this Plan and Trust.

(n)
Generally, to do and perform all acts and things which the Trustee in the Trustee's absolute discretion may deem necessary or appropriate for the proper and advantageous preservation and administration of the Trust in the same manner and to the same extent as an individual might or could do with respect to his own property.

Section 13.2.                      Books of Account.  The Trustee shall keep books of account which shall show all receipts and expenditures and shall be a complete record of the operation of the Trust; and the Company may at any time demand of the Trustee an accounting with respect to any and all accounts upon agreeing to pay the necessary expenses of same.  The Trustee shall pay no interest on any funds which may come into the Trustee's hands pursuant to this Trust.

Section 13.3.                      Judicial Settlement.  The Trustee shall be entitled at any time to have a judicial settlement of the Trustee's account.  The Trustee may from time to time file with the Company a statement or accounting of the Trustee's acts hereunder and the Company may enter into an agreement approving and allowing the same, and any such agreement shall be final, binding and conclusive upon all persons and parties hereto or claiming any interest hereunder and shall be a full discharge and acquittance of the Trustee with respect to the matters set forth in such statement or accounting.

Section 13.4.                      Limited Purpose.  The Trustee is a party to this agreement solely for the purposes set forth herein and to perform the acts set forth herein, and no obligation or duty shall be expected or required of the Trustee except as expressly stated in this agreement.

Section 13.5.                      Dispute over Payment.  In the event that any dispute shall arise as to the persons as to whom payment and the delivery of any funds or property shall be made by the Trustee, the Trustee may retain such payment and/or postpone such delivery until adjudication of such dispute shall have been made in a court of competent jurisdiction and/or the Trustee shall have been indemnified against loss to the Trustee's satisfaction.

Section 13.6.                      Indemnification.  The Company shall indemnify, defend and otherwise hold harmless the Trustee, to the extent allowed by law, for any loss, claim, liability, penalty, surcharge or related expense arising out of or in connection with any act or omission of the Company or other fiduciary with respect to the Plan and Trust, including, without limitation, any direction to the Trustee by the Company or other party which the Trustee is required to follow under the terms hereof.  The Trustee shall not be entitled to indemnity, however, in any case in which the Trustee itself is guilty of gross negligence or willful misconduct.  The foregoing shall not be construed to relieve the Trustee from the performance of any duty it may have hereunder to any Participants and Beneficiaries.  The indemnification rights of the Trustee shall survive its resignation or removal or the termination of the Trust.

Section 13.7.                      Fees and Expenses.  The Trustee's fees for administering this Trust shall be determined in accordance with its published schedule of charges in effect at the time its services are rendered, unless otherwise agreed upon by the Company and the Trustee.  If there is no such schedule, the Trustee's fees shall be such as may be mutually agreed upon by the Company and the Trustee; provided, however, that in the event the Trustee is an Employee of the Company, the Trustee shall not receive a fee.  The Trustee's fees and any and all  necessary expenses incurred by the Trustee in administering this Trust shall be paid from the Trust fund unless paid by the Company.

Section 13.8.                      Resignation or Removal of Trustee.  Any Trustee may resign from this Trust by mailing to the Company a written notice of resignation addressed to the Company or by delivering written notice of such resignation to the Company.  The Company may remove any Trustee appointed by it by written notice of such removal mailed to such Trustee or by delivering written notice to such Trustee.  Such resignation or removal shall take effect on the date specified in the letter of removal but not less than 30 nor more than 60 days following the date of mailing or delivery of such notice if it be not mailed.  Upon such resignation or removal, any and all expenses incurred by the Trustee in connection with the settlement of such Trustee's accounts shall be paid from the Trust fund unless paid by the Company.

Section 13.9.                      Successor Trustee.  In no event shall the death, resignation or removal of a Trustee terminate this Trust.  The Company shall have the duty of forthwith appointing a successor Trustee in the event of the death, resignation or removal of all of the then acting Trustees or the sole then acting Trustee, which successor Trustee shall be any individual and/or bank and/or trust company it may desire.  Every successor Trustee shall have all of the same full powers, rights, duties and obligations as are herein specified with respect to each original Trustee hereunder.

Section 13.10.                                 Successor Trust.  Effective April 2, 2007, the provisions of the separate Trust, as it may be amended from time to time, shall supersede the provisions of this Article XIII and shall supersede any provisions of Article XIV which are inconsistent with the terms of such separate Trust.

ARTICLE XIV

INVESTMENTS

Section 14.1.                      General.  Subject to the remaining provisions of this Article XIV, the Trustee shall be authorized and empowered to invest and reinvest the principal and income of the Trust in such securities or in such property, real or personal, provided that such investments are situated within the jurisdiction of the District Courts of the United States.

Section 14.2.                      Appointment of Investment Manager.  The Company or the Trustee, at the direction of the Company, may appoint an investment manager or managers to manage any assets of the Plan, which may include the power to acquire and dispose of any of such assets.  Any such investment manager must be registered as an investment adviser under the Investment Advisers Act of 1940, a bank as defined in that act, or an insurance company qualified to perform services relating to the  management, acquisition and disposition of the Plan assets under the laws of more than one state, and must acknowledge in writing that he or it is a fiduciary with respect to the Plan.

Section 14.3.                      Protection of Trustee.  In the event that an investment manager is appointed pursuant to Section 14.2, the Trustee shall follow the direction of the investment manager regarding the investment and reinvestment of the assets of the Plan under the management of the investment manager, and the Trustee shall have no responsibility for the investment and reinvestment of such assets.  The Trustee shall be under no duty or obligation to review any investments to be acquired, held or disposed of pursuant to such direction nor to make any recommendations with respect to the disposition or continued retention of any such investment.  The Trustee shall have no liability or responsibility for acting or not acting pursuant to the direction of, or failing to act in the absence of any direction from, the investment manager.  The Company hereby agrees to indemnify the Trustee and hold it harmless from and against any claim or liability which may be asserted against the Trustee arising out of or in connection with any act or omission of the investment manager or which may be asserted against the Trustee by reason of its acting or not acting pursuant to any direction from the investment manager or failing to act in the absence of any such direction.

Section 14.4.                      Annuities and Insurance Contracts.  The Trustee, upon the written direction of the Company, shall acquire and maintain individual annuities, group annuities, endowment policies or life insurance policies (hereinafter collectively referred to as “Contracts” and individually as a “Contract”) upon and subject to the following terms and conditions:

(a)	The Trustee shall execute the application for any Contract to be applied for under the Plan in such form as the Company shall approve.

(b)
The Trustee shall be the absolute owner of all Contracts which shall be held in the Trust, and shall hold in the Trust, subject to the terms of this Plan and Trust, such Contracts and all payments received with respect to any Contract.

(c)
The Trustee shall pay from the Trust premiums, assessments, dues, charges and interest to acquire or maintain any Contract held in the Trust, and, for such purposes, the Trustee may use any money held by it as part of the Trust.  If the cash available in the Trust is not sufficient to pay all of such sums, the Trustee shall liquidate other assets of the Trust and/or shall notify the Company of the amount of deficiency; and the Trustee shall be under no duty or obligation to make any such payments directed by the Company unless and until the Trustee shall be in receipt of a Company contribution or other cash from liquidation of other assets of the Trust or otherwise which is sufficient to make such payments.

(d)
Upon written direction of the Company, the Trustee shall have the right to exercise the following powers and authorities:  To collect and receive all dividends or other payments of any kind payable with respect to, under, or arising out of, any Contract held in the Trust or to leave the same with the issuing insurance company; to convert from one form of Contract to any other form of Contract; to change the person or persons designated in any Contract to receive the proceeds; to designate any mode or settlement of the proceeds of any Contract held in the Trust; to sell or assign any Contract held in the Trust; to surrender for cash any Contract held in the Trust; to borrow sums of money from the issuing insurance company upon any Contract issued by it and held in the Trust and to repay such borrowings, provided that the Trustee shall borrow and repay such sums only in respect of all Contracts for the time being held in the Trust and upon a pro rata and uniform basis; to agree with the insurance company issuing any Contract to any release, reduction, modification or amendment thereof; and, without limitation of any of the foregoing, to exercise any and all of the rights, options or privileges that belong to the absolute owner of any Contract held in the Trust or that are granted by the terms of any Contract or of this Plan and Trust.  The Trustee, upon the written direction of the Company, shall deliver any Contract held in the fund to such person or persons as may be specified in the direction.

(e)
No company issuing any Contract held in the Trust shall be deemed to be a party to this Plan and Trust for any purpose, or to be responsible in any way for the validity of this Plan and Trust, or to have any liability under this Plan and Trust other than as stated in any Contract that is so issued by it.  Any insurance company may deal with the Trustee as absolute owner of any Contract issued by it and held in the Trust, without inquiry as to the authority of the Trustee to so act, and may accept and rely upon any written notice, instruction, direction, certificate or other communication from the Trustee believed by the insurance company to be genuine and to be signed by an officer of the Trustee, and shall incur no liability or responsibility by so doing.  The insurance company shall have no obligation to look to the disposition of any sums paid by it to the Trustee or to any person designated in any Contract.  No insurance company shall be required to look into the terms of this Plan and Trust or inquire into any action of the Trustee or as to whether any action of the Trustee is authorized by the terms of this Plan and Trust.

(f)
The Trustee shall follow directions of the Company concerning the exercise or nonexercise of any powers or options concerning any Contract held in the Trust.  To the extent permitted by law, neither the Company nor the Trustee shall be liable for the refusal of any insurance company to issue, modify or convert any Contract, to take any other action requested by the Trustee, nor be liable for the form, genuineness, validity, sufficiency or effect of any Contract held in the Trust, nor for the act of any person or persons that may render any Contract null and void; nor for the failure of any insurance company to pay the proceeds and avails of any Contract as and when the same shall become due and payable; nor for any delay in payment resulting from any provision contained in any Contract; nor for the fact that for any reason whatsoever any Contract shall lapse or otherwise be uncollectible.  Notwithstanding any other provision of this Plan and Trust to the contrary, the Company hereby agrees to indemnify the Trustee and hold it harmless from and against any claim or liability which may be asserted against the Trustee by reason of its acting on any direction from the Company or failing to act in the absence of any such direction with respect to any Contract or the acquisition of any Contract or exercise or nonexercise of any right or option thereunder.

(g)	In the event of any conflict between the terms of this Plan and the terms of any Contract, the terms of this Plan shall control.

ARTICLE XV

GENERAL PROVISIONS REGARDING FIDUCIARIES

Section 15.1.                      Discharge of Duties.  Any fiduciary may serve in more than one fiduciary capacity with respect to the Plan.  Each fiduciary shall discharge such fiduciary's duties with respect to the Plan solely in the interest of the Participants and Beneficiaries, and, as applicable to such duties:

(a)	For the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan;

(b)
with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

(c)	by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

(d)	in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of ERISA.

Section 15.2.                      Bonding.  All persons handling funds of the Trust fund shall be bonded in such form and amount as required by ERISA.  The cost of such bonding shall be paid by the Company, or if it fails to do so, by the Trust fund.

Section 15.3.                      Insurance.  The Plan and Trust may obtain and maintain insurance policies for itself and/or any fiduciary to cover liability or losses occurring by reason of the act or omissions of a fiduciary, provided such insurance shall permit recourse by the insurer against the fiduciary in the case of a breach of a fiduciary obligation by such fiduciary.  The cost of such insurance shall be paid by the Trust fund unless paid by the Company.  In addition, the Company or any fiduciary may, at its or his own cost, purchase such insurance for such fiduciary's own account.

Section 15.4.                      Nonliability.  No fiduciary shall:

(a)	Have any liability for any act or omission of any other person or entity except to the extent otherwise required by ERISA;

(b)	be personally liable or answerable for any debts or liabilities of this Plan and Trust; or

(c)	be liable for any acts or omissions of any predecessor or successor.

ARTICLE XVI

AMENDMENT AND TERMINATION

Section 16.1.                      Amendment.  Subject to the provisions of Section 16.2 and Section 16.3, the Company shall have the right to amend this Plan and Trust at any time and from time to time and all parties hereto or claiming any interest hereunder shall be bound thereby; provided, however, that no amendment shall:

(a)	Permit any part of the assets of the Trust to be diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries;

(b)	permit any portion of such assets to revert to or become property of the Company except as provided in Section 4.4;

(c)	increase the duties or liabilities of the Trustee without its written consent; or

(d)
reduce any Participant's Accrued Benefit, except to the extent and in the manner permitted under Section 412(c)(8) of the Code.  For purposes of this paragraph (d), an amendment which has the effect of eliminating or reducing an early retirement benefit or a retirement-type subsidy, or eliminating an optional form of benefit (except as permitted by the Regulations), with respect to benefits attributable to service before the amendment shall be treated as reducing Accrued Benefits.  In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the preamendment conditions for the subsidy.  In general, a retirement-type subsidy is a subsidy that continues after retirement, but does not include a qualified disability benefit, a medical benefit, a social security supplement, a death benefit (including life insurance), or a plant shutdown benefit (that does not continue after retirement age).

Any such amendment shall be adopted by action of the Retirement Plan Committee and shall apply prospectively unless the amendment specifically designates that it is to have retroactive application and the retroactive application is permissible under the provisions of ERISA and the Code.

Section 16.2.                      Amendment to Vesting Schedule.  In the event of any amendment to the provisions in Section 8.1 setting forth a Participant's nonforfeitable percentage of his Accrued Benefit derived from Company contributions, then, as of the date such amendment is adopted, the Plan, as amended, shall provide that, in the case of each Participant on the later of the date the amendment is adopted or the date the amendment is effective, the nonforfeitable percentage (determined as of such date) of such Participant's Accrued Benefit derived from Company contributions is not less than such percentage computed without regard to such amendment as of the later of the date such amendment is adopted or becomes effective.  In addition, in the event of any such amendment, each affected Participant who has completed at least 3 Years of Service (or, for Plan Years commencing prior to 1989, 5 Years of Service) prior to the end of the election period (as hereinafter defined) may elect, during such election period, to have the nonforfeitable percentage of his Accrued Benefit derived from Company contributions determined without regard to such amendment; provided, however, that no election need be provided for any Participant whose nonforfeitable percentage under the Plan, as amended, at any time cannot be less than such percentage determined without regard to such amendment.  The election period shall commence on the date that the amendment is adopted and shall end on the latest of the following dates:  the date which is 60 days after the day the amendment is adopted; the date which is 60 days after the day the amendment becomes effective; or the date which is 60 days after the day the Participant is issued written notice of the amendment.  For purposes of this Section 16.2, Years of Service shall be determined under the general definition of Section 2.3 without regard to the provisions of any of the paragraphs thereunder or provisos therein modifying such general definition.  Any such election made by a Participant shall be irrevocable.

Section 16.3.                      Termination.  Notwithstanding anything to the contrary herein contained, the Company reserves the right to terminate this Plan and Trust in its entirety, such termination to become effective upon receipt by the Trustee of a written instrument of termination signed on behalf of the Company by its President or Vice President and attested by its Secretary or Assistant Secretary.  Upon termination of the Plan, whether pursuant to this Section 16.3, Section 17.2, or otherwise, the Trustee shall liquidate the Trust and, after payment of all expenses of liquidation, the Company shall allocate the remainder of the funds and cause them to be distributed by the Trustee in the order set forth in Section 4044 of ERISA to the extent of the sufficiency of such funds and, subject to the foregoing, in the manner that the Company shall determine.  Upon partial termination of the Plan by operation of law, the Trustee shall segregate and liquidate the portion of the Trust allocable to affected Participants and Beneficiaries.  After payment of all expenses of liquidation, the Company shall allocate the remainder of such portion of the funds and cause them to be distributed by the Trustee to those affected in the order set forth in Section 4044 of ERISA to the extent and sufficiency of such funds and, subject to the foregoing, in the manner that the Company shall determine.  Notwithstanding anything to the contrary herein contained, in the event of such termination or partial termination, each affected Employee shall thereupon acquire a nonforfeitable interest in his Accrued Benefit determined as of the date of such termination or partial termination to the extent funded as of such date.  In the event of such complete or partial termination of this Plan, no Participant or Beneficiary affected thereby shall have any recourse toward the satisfaction of his nonforfeitable benefits hereunder from other than the assets of the Trust allocable to him and from the Pension Benefit Guaranty Corporation.

ARTICLE XVII

MERGER, DISSOLUTION AND ADOPTION

Section 17.1.                      Merger.  In the event that a Company shall lose its existence by merger into or consolidation with any other entity or entities, the entity or entities into which it is merged, or the resulting entity or entities, may continue this Plan and Trust upon executing a proper supplemental agreement with the Trustee.  In the case of any merger or consolidation with, or the transfer of assets and liabilities to, any other plan, provision shall be made so that each  Participant and Beneficiary of the Plan on the date thereof would, if such other plan then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation or transfer if this Plan had been then terminated.

Section 17.2.                      Loss of Existence.  In the event that a Company is legally dissolved or legally declared bankrupt or insolvent, or in the event that any Company shall lose its existence by merger into or consolidation with another entity or entities and if, in this last event, the entity or entities into which it is merged or the resulting entity or entities shall not agree to continue this Plan and Trust by proper agreement with the Trustee, then, upon any of such events, this Plan and Trust shall automatically terminate with respect to such Company, and the Trustee shall dispose of the Accrued Benefit of each Participant who is an Employee or former Employee of such Company in the manner directed by the Company (or in the manner determined by the Trustee if no such direction is given) in accordance with the provisions of Section 16.4

Section 17.3.                      Adoption by Affiliates.  Any Affiliate may adopt this Plan and Trust and thereby become a party hereto if CPI Corp. approves.

ARTICLE XVIII

MISCELLANEOUS PROVISIONS

Section 18.1.                      Addresses.  A Former Participant shall keep the Company informed as to his address.  The Company, the Plan administrator and the Trustee shall not be required to do anything further than sending all papers, notices, payments or the like to the last address given them by the Former Participant unless they can be shown to have acted in bad faith, having had actual knowledge of the Former Participant's whereabouts.

Section 18.2.                      Impossibility.  If it becomes impossible for the Company or the Trustee to perform any act under this Plan, that act shall be performed which, in the judgment of the Company or the Trustee, as the case may be, will most nearly carry out the intent and purpose of this Plan.  Any individual or entity in any way interested in this Plan and Trust shall be bound by any acts performed under such conditions.

Section 18.3.                      Necessary Acts.  All parties to this agreement, or claiming any interest hereunder, agree to perform any and all acts and execute any and all documents and papers which are necessary or desirable for carrying out any provisions of this Plan and Trust.

Section 18.4.                      Discharge of Trustee.  The Trustee shall be fully discharged from all liability for any amount paid to a Participant, Beneficiary or anyone else in accordance with the provisions hereof, and the Trustee shall be under no obligation or duty to see to the application of any monies so paid.

Section 18.5.                      Underscored References.  The underscored references contained herein are included only for convenience, and they shall not be construed as a part of this Plan and Trust or in any respect affecting or modifying its provisions.

Section 18.6.                      Number and Gender.  The masculine and neuter, wherever used herein, shall refer to either the masculine, neuter or feminine; and, unless the context otherwise requires, the singular shall include the plural and the plural the singular.

Section 18.7.                      Governing Law.  This Plan and Trust shall be construed and administered in accordance with the laws of the State of Missouri to the extent that such laws are not preempted by the laws of the United States of America.

Section 18.8.                      Binding Effect.  This Plan and Trust shall be binding upon the heirs, executors, administrators, distributees, successors and assigns of all parties hereto, present and future.

Section 18.9.                      Benefits.  Benefits shall not be paid except upon the Participant's separation from employment or death or at or after his Normal Retirement Date.

ARTICLE XIX

TOP-HEAVY PROVISIONS

Section 19.1.                      Definitions.  For purposes of this Article XIX, the following words and phrases shall have the following meanings:

(a)
Accrued Benefit.  As defined in paragraph (a) of Section 1.3, however, in determining the present value of the cumulative Accrued Benefit or the account balance in one or more Defined Contribution Plans (as defined in paragraph (e) of Section 9.1) for any Employee or former Employee, (i) such amounts shall be increased by the aggregate distributions made with respect to such Employee under this Plan (and under any other plan or terminated plan of the Employer with respect to the determination of a Top-heavy Group) during the 1-year period ending on the Determination Date, provided, however, that in the case of a distribution made for any reason other than severance from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period,” and (ii) such present value and account balance of an Employee who is a Non-key Employee but who was a Key Employee in a prior year, or of any former Employee who has performed no services for the Employer at any time during the 1-year period ending on the Determination Date, shall not be taken into account.

(b)	Annual Retirement Benefit: A benefit payable annually in the form of a single life annuity (with no ancillary benefits) beginning at a Participant's Normal Retirement Date.

(c)
Applicable Percentage:  The lesser of 2% multiplied by a Participant's number of Years of Service with the Employer or 20%.  For purposes of this paragraph (c), Years of Service shall not include any Plan Year ending with or during such Year of Service if the Plan was not a Top-Heavy Plan for that Plan Year, or any Plan Year beginning prior to January 1, 1984, or any Plan year for which the Plan benefits no Key Employee or former Key Employee.

(d)
Average Compensation:  A Participant's average Compensation (as defined in paragraph (c) of Section 9.1) over the 5-consecutive Plan Years during which the Participant had the greatest aggregate Compensation.  The Plan Years taken into account under the preceding sentence shall be properly adjusted for Plan Years in which the Participant did not complete a Year of Service.  Furthermore, a Plan Year shall not be taken into account if it began before January 1, 1984 or if the Plan was not a Top-heavy Plan during such Plan Year.

(e)	Determination Date: With respect to any Plan Year, the last day of the preceding Plan Year, or, in the case of the first Plan Year of the Plan, the last day of such Plan Year.

(f)
Permissive Aggregation Group:  A group of qualified plans of the Employer not required to be included in a Required Aggregation Group but whose inclusion would not cause such group to fail to meet the requirements of Section 401(a)(4) and Section 410 of the Code.

(g)
Required Aggregation Group:  Each qualified plan of the Employer in which a Key Employee participates (or participated at any time during the 5-year period ending on the Determination Date) and each other qualified plan (whether or not terminated) of the Employer which enables any such plan to meet the requirements of Section 401(a)(4) or Section 410 of the Code.

(h)
Top-heavy Plan:  With respect to any Plan Year, this Plan if as of the Determination Date:  (i) The present value of the cumulative Accrued Benefits  under the Plan of Key Employees exceeds 60% of the present value of the cumulative Accrued Benefits under the Plan of all Employees; or (ii) the Plan is part of a Required Aggregation Group that is a Top-heavy Group.  Notwithstanding the foregoing, in no event shall the Plan be considered a Top-heavy Plan for any Plan Year in which it is part of a Required Aggregation Group or Permissive Aggregation Group which is not a Top-heavy Group.

(i)
Top-heavy Group:  A Required Aggregation Group or a Permissive Aggregation Group in which as of the Determination Date the sum of (i) the present value of the cumulative Accrued Benefits of Key Employees in all Defined Benefit Plans (as defined in paragraph (d) of Section 9.1) included in such group and (ii) the aggregate of the account balances of Key Employees in all Defined Contribution Plans included in such group exceeds 60% of a similar sum determined for all Employees.  For purposes of making the foregoing determination for any Defined Benefit Plan, the Accrued Benefit of each Non-Key Employee shall be determined under the method which is used for accrual purposes for all such plans of the Employer, or, if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.  When plans with different Determination Dates are aggregated, the Determination Dates that fall within the same calendar year shall be used.

Section 19.2.                      Applicability.  The provisions of this Article XIX shall be effective for any Plan Year beginning after 1983 in which the Plan is determined to be a Top-heavy Plan and shall supersede any conflicting provisions in the Plan.

Section 19.3.                      Minimum Benefit.  The Accrued Benefit derived from Company contributions for each Participant who is a Non-key Employee, when expressed as an Annual Retirement Benefit, shall not be less than the Applicable Percentage of the Participant's Average Compensation.  If the form of benefit is other than a single life annuity, the Accrued Benefit of each such Participant must be the Actuarial Equivalent of such Annual Retirement Benefit.  If the benefit commences at a date  other than at Normal Retirement Date, the benefit must be at least the Actuarial Equivalent of the minimum single life annuity benefit commencing at Normal Retirement Date.  No additional benefit accruals shall be provided under this Section 19.3 to the extent that the total accruals on behalf of the Participant attributable to Company contributions will provide an Annual Retirement Benefit of 20% of the Participant's Average Compensation.  This Section 19.3 shall not apply to any Participant to the extent that the Participant is covered under any other qualified plan or plans of the Employer and the minimum allocation or benefit requirement applicable to such Participant will be met in the other plan or plans.

Section 19.4.                      Minimum Vesting.  The vesting schedule set forth in Section 8.1 shall be superseded by the following schedule:

Years of Service                                           Nonforfeitable Percentage

Less than 2                                                                  0%
2 but less than 3                                                       20%
3 but less than 4                                                       40%
4 but less than 5                                                       60%
5 or more                                                                  100%

Such vesting schedule shall apply to all benefits within the meaning of Section 411(a)(7) of the Code except those attributable to Employee contributions, including benefits accrued before the effective date of Section 416 of the Code and benefits accrued before the Plan became a Top-heavy Plan.  If the vesting schedule of the Plan shifts in or out of the schedule in this Section 19.4 for any Plan Year because of the Plan's top-heavy status, such shift constitutes an amendment of a Participant's nonforfeitable percentage and is subject to the restrictions and election described in Section 16.2.  However, this Section 19.4 shall not apply to the Accrued Benefit of any Employee who does not have an Hour of Service after the Plan initially becomes top heavy and such Employee's Accrued Benefit attributable to Company contributions shall be determined without regard to this Section.

ARTICLE XX

MINIMUM DISTRIBUTION REQUIREMENTS

Section 20.1.  General Rules.  The provisions of this Article XX shall apply for purposes of determining required minimum distributions for calendar years beginning with the 2002 calendar year and will take precedence over all contrary provisions of the Plan.  Notwithstanding the other provisions of this Article, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and Section 6.12 of the Plan.  All distributions required under this Article shall be determined and made in accordance with the Regulations under Section 401(a)(9) of the Code.

Section 20.2.  Time and Manner of Distribution.  The Participant’s entire interest shall be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.  As of the first Distribution Calendar Year, distributions to a Participant, if not made in a single sum, may only be made over one of the following periods:  (i) the life of the Participant, (ii) the joint lives of the Participant and a Designated Beneficiary, (iii) a period certain not extending beyond the life expectancy of the Participant, or (iv) a period certain not extending beyond the joint life and last survivor expectancy of the Participant and a Designated Beneficiary.

(a) Death of Participant Before Distributions Begin:  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

                (i) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by
                December 31 of the calendar year in which the Participant would have attained age 70½, if later.

                (ii) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, distributions to the Designated
                  Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

                (iii) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the
                Participant’s entire interest will be distributed by December 31 of the calendar year containing the 5th anniversary of the
                Participant’s death.

                (iv) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this paragraph (a), other than subparagraph
                (i), will apply as if the surviving spouse were the Participant.

For purposes of this paragraph (a) and Section 20.5, distributions are considered to begin on the Participant’s Required Beginning Date (or, if subparagraph (iv) applies, the date distributions are required to begin to the surviving spouse under subparagraph (i)).  If annuity payments irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under subparagraph (i)), the date distributions are considered to begin is the date distributions actually commence.

(b) Form of Distribution:  Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 20.3, 20.4 and 20.5 of this Article.  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the Regulations.  Any part of the Participant’s interest which is in the form of an individual account described in Section 414(k) of the Code will be distributed in a manner satisfying the requirements of Section 401(a)(9) of the Code and the Regulations that apply to individual accounts.

Section 20.3.  Determination of Amount to be Distributed Each Year.

(a) General Annuity Requirements:  If the Participant’s interest is paid in the form of annuity distributions under the Plan, payments under the annuity will satisfy the following requirements:

                (i) The annuity distributions will be paid in periodic payments made at intervals not longer than one year;

                (ii) the distribution period will be over a life (or lives) or over a period certain not longer than the period described in
                Section 20.4 or Section 20.5;

                (iii) once payments have begun over a period certain, the period will be changed only in accordance with Section 20.6;

                (iv) payments will either be nonincreasing or increase only as follows:

                   (A) by an annual percentage increase that does not exceed the annual percentage increase in an eligible cost-of-living index (as defined in Section 1.401(a)(9)-6, Q&A-14, of the Regulations) for a 12-month period ending in the year during which the increase occurs or a prior year;

                   (B) by a percentage increase that occurs at specified times and does not exceed the cumulative total of annual percentage increases in an eligible cost-of-living index since the Pension Commencement Date, or if later, the date of the most  recent percentage increase;

                   (C) by a constant percentage of less than 5% per year, applied not less frequently than annually;

                   (D) to the extent of the reduction in the amount of the Participant’s payments to provide for a survivor benefit upon death, but only if the Beneficiary whose life was being used to determine the distribution period described in
                   Section 20.4 dies or is no longer the Participant’s Beneficiary pursuant to a qualified domestic relations order within the meaning of Section 414(p) of the Code;

(E) to pay increased benefits that result from a Plan amendment.

(b) Amount Required to be Distributed by Required Beginning Date:  The amount that must be distributed on or before the Participant’s Required Beginning Date (or, if the Participant dies before distributions begin, the date distributions are required to begin under paragraph (a) of Section 20.2) is the payment that is required for one payment interval.  The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year.  Payment intervals are the period for which payments are received, e.g., bi-monthly, monthly, semi-annually, or annually.  All of the Participant’s benefit accruals as of the last day of the first Distribution Calendar Year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant’s Required Beginning Date.

(c) Additional Accruals After First Distribution Calendar Year:  Any additional benefits accruing to the Participant in a calendar year after the first Distribution Calendar Year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

Section 20.4.  Requirements for Annuity Distributions that Commence During Participant’s Lifetime.

(a) Joint Life Annuities Where the Beneficiary Is Not the Participant’s Spouse:  If the Participant’s interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a nonspouse Beneficiary, annuity payments to be made on or after the Participant’s Required Beginning Date to the Designated Beneficiary after the Participant’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant, using the table set forth in Section 1.401(a)(9)-6, Q&A-2(c)(2), of the Regulations, in the manner described in Q&A-2(c)(1) of the Regulations, to determine the applicable percentage.  If the form of distribution combines a joint and survivor annuity for the joint lives of the Participant and a nonspouse Beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the Designated Beneficiary after the expiration of the period certain.

(b) Period Certain Annuities:  Unless the Participant’s spouse is the sole Designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant’s lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9, Q&A-2, of the Regulations for the calendar year that contains the Pension Commencement Date.  If the Pension Commencement Date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9, Q&A-2, of the Regulations plus the excess of 70 over the age of the Participant as of the Participant’s birthday in the year that contains the Pension Commencement Date.  If the Participant’s spouse is the Participant’s sole Designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant’s applicable distribution period, as determined under this paragraph (b), or the joint life and last survivor expectancy of the Participant and the Participant’s spouse as determined under the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9, Q&A-3, of the Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the calendar year that contains the Pension Commencement Date.

(c) Death After Distributions Begin:  If the Participant dies after distribution of his interest begins in the form of an annuity meeting the requirements of this Article XX, the remaining portion of the Participant’s interest will continue to be distributed over the remaining period over which distributions commenced.

Section 20.5.  Requirements for Minimum Distributions Where Participant Dies Before Date Distributions Begin.

(a) Participant Survived by Designated Beneficiary:  If the Participant dies before the date distribution of his interest begins and there is a Designated Beneficiary, the Participant’s entire interest will be distributed, beginning no later than the time described in subparagraph (a)(i) or (a)(ii) of Section 20.2, over the life of the Designated Beneficiary or over a period certain not exceeding:

                (i) Unless the Pension Commencement Date is before the first Distribution Calendar Year, the life expectancy of the Designated Beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year immediately following the calendar year of the
                 Participant’s death; or

                (ii) if the Pension Commencement Date is before the first Distribution Calendar Year, the life expectancy of the Designated Beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year that contains the Pension Commencement Date.

(b) No Designated Beneficiary:  If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the 5th anniversary of the Participant’s death.

(c) Death of Surviving Spouse Before Distributions to Surviving Spouse Begin:  If the Participant dies before the date distribution of his interest begins, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions to the surviving spouse begin, this Section 20.5 will apply as if the surviving spouse were the Participant, except that the time by which distributions must begin will be determined without regard to subparagraph (a)(i) of Section 20.2.

Section 20.6.  Changes to Annuity Payment Period.

(a)           Permitted Changes.  An annuity payment period may be changed only in association with an annuity payment increase described in paragraph (a)(iv) of Section 20.3 or in accordance with paragraph (b) of this Section 20.6.

(b)           Reannuitization:  An annuity payment period may be changed and the annuity payments modified in accordance with that change if the conditions in paragraph (c) of this Section 20.6 are satisfied and:  (i) the modification occurs when the Participant retires or in connection with a Plan termination; (ii) the payment period prior to modification is a period certain without life contingencies; or (iii) the annuity payments after modification are paid under a qualified joint and surivivor annuity over the joint lives of the participant and a Designated Benefiticiary, the Participant’s spouse is the sole Designated Beneficiary, and the modification occurs in connection with the Participant’s becoming married to such spouse.

(c)           Conditions:  The conditions in this paragraph (c) are satisfied if:

(i)           The future payments after the modification satisfy the requirements of Section 401(a)(9) of the Code and Section 1.401(a)(9) of the Regulations and this Article, determined by treating the date of the change as a new Pension Commencement Date and the actuarial present value of the remaining payments prior to modification as the entire interest of the Participant;

(ii)           for purposes of Section 415 and Section 417 of the Code, the modification is treated as a new Pension Commencement Date;

(iii)           after taking into account the modification, the annuity, including all past and future payments, satisfies the requirements of Section 415 of the Code, determined at the original Pension Commencement Date, using the interest rates and mortality tables applicable to such date; and

(iv)           the end point of the period certain, if any, for any modified payment period is not later than the end point available to the Participant at the original Pension Commencement Date under Section 401(a)(9) of the Code and this Article XX.

Section 20.7.  Payments to a Surviving Child.

(a)           Special Rule:  For purposes of this Article XX, payments made to a Participant’s surviving child until the child reaches the age of majority (or dies, if earlier) shall be treated as if such payments were made to the surviving spouse to the extent the payments become payable to the surviving spouse upon cessation of the payments to the child.

(b)           Age of Majority:  For purposes of this Section, a child shall be treated as having not reached the age of majority if the child has not completed a specified course of education and is under the age of 26.  In addition, a child who is disabled within the meaning of Section 72(m)(7) of the Code when the child reaches the age of majority shall be treated as having not reached the age of majority so long as the child continues to be disabled.

Section 20.6.  Definitions.

(a) Designated Beneficiary:  An individual who is designated as the Beneficiary of a Participant under the Plan and is a Designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-4 of the Regulations.

(b) Distribution Calendar Year:  A calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date.  For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to paragraph (a) of Section 20.2.

(c) Life Expectancy:  Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9, Q&A-1, of the Regulations.

(d) Required Beginning Date:  A Participant’s Required Beginning Date as defined in Section 6.10.

IN WITNESS WHEREOF, on behalf of the Company the Retirement Plan Committee has adopted and authorized the execution of this amendment and restatement of the Plan this ___ day of January, 2010.

CPI CORP.

By_____________________________

Title____________________________

“Company”